QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.19

SECURITY AGREEMENT

LAURUS MASTER FUND, LTD.

DEJA FOODS, INC.

and

M&L WHOLESALE FOODS, LLC

Dated: April 19, 2006

i

SECURITY AGREEMENT

        This Security Agreement is made as of April 21, 2006 by and among LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"), DEJA FOODS, INC., a Nevada corporation ("the Parent"), and each party listed on Exhibit A attached hereto (each an "Eligible Subsidiary" and collectively, the "Eligible Subsidiaries") the Parent and each Eligible Subsidiary, each a "Company" and collectively, the "Companies").

BACKGROUND

        The Companies have requested that Laurus make advances available to the Companies; and

        Laurus has agreed to make such advances on the terms and conditions set forth in this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

        1.    General Definitions and Terms; Rules of Construction.

          (a)    General Definitions.    Capitalized terms used in this Agreement shall have the meanings assigned to them in Annex A.

          (b)    Accounting Terms.    Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

          (c)    Other Terms.    All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein.

          (d)    Rules of Construction.    All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words "herein", "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "or" is not exclusive. The term "including" (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

        2.    Loan Facility.

          (a)    Loans.

            (i)    Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus may make loans (the "Loans") to Companies from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) (I) the Capital Availability Amount minus (II) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time (the "Reserves") and (y) an amount equal to (I) the Accounts Availability plus (II) the Inventory Availability, minus (III) the Reserves. The amount derived at any time from Section 2(a)(i)(y)(I) plus Section 2(a)(i)(y)(II) minus 2(a)(i)(y)(III) shall be referred to as the "Formula Amount." The Companies shall, jointly and severally, execute and deliver to Laurus on the Closing Date the Note. The Companies hereby each acknowledge and agree that Laurus' obligation to purchase the Note from the Companies on the Closing Date shall be contingent upon the satisfaction (or waiver by Laurus) of the items and matters set forth in the closing checklist provided by Laurus to the Companies on or prior to the Closing Date.

            (ii)   Notwithstanding the limitations set forth above, if requested by any Company, Laurus retains the right to lend to such Company from time to time such amounts in excess of such limitations as Laurus may determine in its sole discretion.

            (iii)  The Companies acknowledge that the exercise of Laurus' discretionary rights hereunder may result during the Term in one or more increases or decreases in the advance percentages used in determining Accounts Availability and/or Inventory Availability and each of the Companies hereby consent to any such increases or decreases which may limit or restrict advances requested by the Companies.

            (iv)  If any interest, fees, costs or charges payable to Laurus hereunder are not paid when due, each of the Companies shall thereby be deemed to have requested, and Laurus is hereby authorized at its discretion to make and charge to the Companies' account, a Loan as of such date in an amount equal to such unpaid interest, fees, costs or charges.

            (v)   If any Company at any time fails to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement, Laurus may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Company (or, at Laurus' option, in Laurus' name) and may, but need not, take any and all other actions which Laurus may deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments). The amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Laurus in connection with or as a result of the performance or observance of such agreements or the taking of such action by Laurus shall be charged to the Companies' account as a Loan and added to the Obligations. To facilitate Laurus' performance or observance of such covenants by each Company, each Company hereby irrevocably appoints Laurus, or Laurus' delegate, acting alone, as such Company's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Company any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Company.

            (vi)  Laurus will account to Company Agent monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Laurus shall be deemed final, binding and conclusive unless Laurus is notified by Company Agent in writing to the contrary within thirty (30) days of the date each account was rendered specifying the item or items to which objection is made.

            (vii) During the Term, the Companies may borrow and prepay Loans in accordance with the terms and conditions hereof.

            (viii) If any Eligible Account is not paid by the Account Debtor within ninety (90) days after the date that such Eligible Account was invoiced or if any Account Debtor asserts a deduction, dispute, contingency, set-off, or counterclaim with respect to any Eligible Account, (a "Delinquent Account"), the Companies shall jointly and severally (i) reimburse Laurus for the amount of the Loans made with respect to such Delinquent Account or (ii) immediately replace such Delinquent Account with an otherwise Eligible Account.

          (b)    Receivables Purchase.    Following the occurrence and during the continuance of an Event of Default, Laurus may, at its option, elect to convert the credit facility contemplated hereby to an accounts receivable purchase facility. Upon such election by Laurus (subsequent notice of which Laurus shall provide to Company Agent), the Companies shall be deemed to hereby have sold, assigned, transferred, conveyed and delivered to Laurus, and Laurus shall be deemed to have purchased and received from the Companies, all right, title and interest of the Companies in and to all Accounts which shall at any time constitute Eligible Accounts (the "Receivables Purchase"). All outstanding Loans hereunder shall be deemed obligations under such accounts receivable purchase facility. The conversion to an accounts receivable purchase facility in accordance with the terms hereof shall not be deemed an exercise by Laurus of its secured creditor rights under Article 9 of the UCC. Immediately following Laurus' request, the Companies shall execute all such further documentation as may be required by Laurus to more fully set forth the accounts receivable purchase facility herein contemplated, including, without limitation, Laurus' standard form of accounts receivable purchase agreement and account debtor notification letters, but any Company's failure to enter into any such documentation shall not impair or affect the Receivables Purchase in any manner whatsoever.

        3.    Repayment of the Loans.    The Companies (a) may prepay the Obligations from time to time in accordance with the terms and provisions of the Note (and Section 17 hereof if such prepayment is due to a termination of this Agreement); (b) shall repay on the expiration of the Term (i) the then aggregate outstanding principal balance of the Loans together with accrued and unpaid interest, fees and charges and; (ii) all other amounts owed Laurus under this Agreement and the Ancillary Agreements; and (c) subject to Section 2(a)(ii), shall repay on any day on which the then aggregate outstanding principal balance of the Loans are in excess of the Formula Amount at such time, Loans in an amount equal to such excess. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds.

        4.    Procedure for Loans.    Company Agent may by written notice request a borrowing of Loans prior to 12:00 noon (New York time) on the Business Day of its request to incur, on the next Business Day, a Loan. Together with each request for a Loan (or at such other intervals as Laurus may request), Company Agent shall deliver to Laurus a Borrowing Base Certificate in the form of Exhibit B attached hereto, which shall be certified as true and correct by the Chief Executive Officer or Chief Financial Officer of Company Agent together with all supporting documentation relating thereto. All Loans shall be disbursed from whichever office or other place Laurus may designate from time to time and shall be charged to the Companies' account on Laurus' books. The proceeds of each Loan made by Laurus shall be made available to Company Agent on the Business Day following the Business Day so requested in accordance with the terms of this Section 4 by way of credit to the applicable Company's operating account maintained with such bank as Company Agent designated to Laurus. Any and all Obligations due and owing hereunder may be charged to the Companies' account and shall constitute Loans.

        5.    Interest and Payments.

          (a)    Interest.

            (i)    Except as modified by Section 5(a)(iii) below, the Companies shall jointly and severally pay interest at the Contract Rate on the unpaid principal balance of each Loan until such time as such Loan is collected in full in good funds in dollars of the United States of America.

            (ii)   Interest and payments shall be computed on the basis of actual days elapsed in a year of 360 days. At Laurus' option, Laurus may charge the Companies' account for said interest.

            (iii)  Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Contract Rate shall automatically be increased as set forth in the Note (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

            (iv)  In no event shall the aggregate interest payable hereunder or under the Note exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the "Maximum Legal Rate"), and if any provision of this Agreement or any Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate).

            (v)   The Companies shall jointly and severally pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

          (b)    Payments; Certain Closing Conditions.

            (i)    Closing/Annual Payments.    Upon execution of this Agreement by each Company and Laurus, the Companies shall jointly and severally pay to Laurus Capital Management, LLC a closing payment in an amount equal to three and three-fifths percent (3.60%) of the Capital Availability Amount. Such payment shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

            (ii)    Overadvance Payment.    Without affecting Laurus' rights hereunder in the event the Loans exceed the Formula Amount (each such event, an "Overadvance"), all such Overadvances shall bear additional interest at a rate equal to two percent (2%) per month of the amount of such Overadvances for all times such amounts shall be in excess of the Formula Amount. All amounts that are incurred pursuant to this Section 5(b)(iii) shall be due and payable by the Companies monthly, in arrears, on the first business day of each calendar month and upon expiration of the Term.

            (iii)    Financial Information Default.    Without affecting Laurus' other rights and remedies, in the event any Company fails to deliver the financial information required by Section 11 on or before the date required by this Agreement, the Companies shall jointly and severally pay Laurus an aggregate fee in the amount of $300.00 per week (or portion thereof) for each such failure until such failure is cured to Laurus' satisfaction or waived in writing by Laurus. All amounts that are incurred pursuant to this Section 5(b)(iv) shall be due and payable by the Companies monthly, in arrears, on the first business of each calendar month and upon expiration of the Term.

            (iv)    Expenses.    The Companies shall jointly and severally reimburse Laurus for its expenses (including reasonable legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements, and expenses incurred in connection with Laurus' due diligence review of each Company and its Subsidiaries and all related matters. Amounts required to be paid under this Section 5(b)(v) will be paid on the Closing Date and shall be $45,000 for such expenses referred to in this Section 5(b)(v).

        6.    Security Interest.

          (a)   To secure the prompt payment to Laurus of the Obligations, each Company hereby assigns, pledges and grants to Laurus a continuing security interest in and Lien upon all of the Collateral. All of each Company's Books and Records relating to the Collateral shall, until delivered to or removed by Laurus, be kept by such Company in trust for Laurus until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by each Company shall be deemed to include the foregoing grant, whether or not the same appears therein.

          (b)   Each Company hereby (i) authorizes Laurus to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets and personal property of such Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Laurus to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Each Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Laurus and agrees that it will not do so without the prior written consent of Laurus, subject to such Company's rights under Section 9-509(d)(2) of the UCC.

          (c)   Each Company hereby grants to Laurus an irrevocable, non-exclusive license (exercisable upon the termination of this Agreement due to an occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Company) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by such Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the termination of this Agreement and the payment in full of all Obligations.

        7.    Representations, Warranties and Covenants Concerning the Collateral.    Each Company represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Loan and made as of the time of each and every Loan hereunder) and covenants as follows:

          (a)   all of the Collateral (i) is owned by it free and clear of all Liens (including any claims of infringement) except those in Laurus' favor and Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

          (b)   it shall not encumber, mortgage, pledge, assign or grant any Lien in any Collateral or any other assets to anyone other than Laurus and except for Permitted Liens.

          (c)   the Liens granted pursuant to this Agreement, upon completion of the filings and other actions listed on Schedule 7(c) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to Laurus in duly executed form) constitute valid perfected security interests in all of the Collateral in favor of Laurus as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all of its creditors and purchasers and such security interest is prior to all other Liens in existence on the date hereof.

          (d)   no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.

          (e)   it shall not dispose of any of the Collateral whether by sale, lease or otherwise except for the sale of Inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $35,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Laurus' first priority security interest or are used to repay Loans or to pay general corporate expenses, or (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations.

          (f)    it shall defend the right, title and interest of Laurus in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Laurus "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Laurus, (ii) the prompt (but in no event later than five (5) Business Days following Laurus' request therefor) delivery to Laurus of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Laurus' interest in Collateral at Laurus' request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or Laurus' respective and several interests in the Collateral.

          (g)   it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Laurus of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Laurus, it shall enter into a supplement to this Agreement granting to Laurus a Lien in such commercial tort claim.

          (h)   it shall place notations upon its Books and Records and any of its financial statements to disclose Laurus' Lien in the Collateral.

          (i)    if it retains possession of any Chattel Paper or Instrument with Laurus' consent, upon Laurus' request such Chattel Paper and Instruments shall be marked with the following legend: "This writing and obligations evidenced or secured hereby are subject to the security interest of Laurus Master Fund, Ltd." Notwithstanding the foregoing, upon the reasonable request of Laurus, such Chattel Paper and Instruments shall be delivered to Laurus.

          (j)    it shall perform in a reasonable time all other steps requested by Laurus to create and maintain in Laurus' favor a valid perfected first Lien in all Collateral subject only to Permitted Liens.

          (k)   it shall notify Laurus promptly and in any event within four (4) Business Days after obtaining knowledge thereof (i) of any event or circumstance that, to its knowledge, would cause Laurus to consider any then existing Account and/or Inventory as no longer constituting an Eligible Account or Eligible Inventory, as the case may be; (ii) of any material delay in its performance of any of its obligations to any Account Debtor; (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by it to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any loss, damage or destruction of any of the Collateral.

          (l)    all Eligible Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on its part to make such Accounts payable by the Account Debtors, (ii) are not subject to any present, future contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of such Company. It has not made, nor will it make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by it in the ordinary course of its business consistent with historical practice and as previously disclosed to Laurus in writing.

          (m)  it shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. It shall not permit any such items to become a Fixture to real estate or accessions to other personal property.

          (n)   it shall maintain and keep all of its Books and Records concerning the Collateral at its executive offices listed in Schedule 12(aa).

          (o)   it shall maintain and keep the tangible Collateral at the addresses listed in Schedule 12(aa), provided, that it may change such locations or open a new location, provided that it provides Laurus at least thirty (30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location where Collateral having a value of more than $50,000 will be located, it executes and delivers to Laurus such agreements deemed reasonably necessary or prudent by Laurus, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to Laurus, to adequately protect and maintain Laurus' security interest in such Collateral.

          (p)   Schedule 7(p) lists all banks and other financial institutions at which it maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. It shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Schedule 7(p)) without Laurus' prior written consent.

          (q)   All Inventory manufactured by it in the United States of America shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto or promulgated thereunder.

        8.    Payment of Accounts.

          (a)   Each Company will irrevocably direct all of its present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by such Company (the "Lockboxes") with Pacific Western Bank or such other financial institution accepted by Laurus in writing as may be selected by such Company

  (the "Lockbox Bank") pursuant to the terms of the certain agreements among one or more Companies, Laurus and/or the Lockbox Bank dated as of April     , 2006. On or prior to the Closing Date, each Company shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to: (a) sweep the Lockbox on a daily basis and deposit all checks received therein to an account designated by Laurus in writing and (b) comply only with the instructions or other directions of Laurus concerning the Lockbox. All of each Company's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of any Company or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, any Company receives any payments, such Company shall immediately remit such payments to Laurus in their original form with all necessary endorsements. Until so remitted, such Company shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property.

          (b)   At Laurus' election, following the occurrence of an Event of Default which is continuing, Laurus may notify each Company's Account Debtors of Laurus' security interest in the Accounts, collect them directly and charge the collection costs and expenses thereof to Company's and the Eligible Subsidiaries joint and several account.

        9.    Collection and Maintenance of Collateral.

          (a)   Laurus may verify each Company's Accounts from time to time, but not more often than once every three (3) months, unless an Event of Default has occurred and is continuing, utilizing an audit control company or any other agent of Laurus.

          (b)   Proceeds of Accounts received by Laurus will be deemed received on the Business Day after Laurus' receipt of such proceeds in good funds in dollars of the United States of America to an account designated by Laurus. Any amount received by Laurus after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.

          (c)   As Laurus receives the proceeds of Accounts of any Company, it shall (i) apply such proceeds, as required, to amounts outstanding under the Note, and (ii) remit all such remaining proceeds (net of interest, fees and other amounts then due and owing to Laurus hereunder) to Company Agent (for the benefit of the applicable Companies) upon request (but no more often than twice a week). Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, Laurus, at its option, may (a) apply such proceeds to the Obligations in such order as Laurus shall elect, (b) hold all such proceeds as cash collateral for the Obligations and each Company hereby grants to Laurus a security interest in such cash collateral amounts as security for the Obligations and/or (c) do any combination of the foregoing.

        10.    Inspections and Appraisals.    At all times during normal business hours, Laurus, and/or any agent of Laurus shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of each Company's properties and the Collateral, (b) inspect, audit and copy (or take originals if necessary) and make extracts from each Company's Books and Records, including management letters prepared by the Accountants, and (c) discuss with each Company's directors, principal officers, and independent accountants, each Company's business, assets, liabilities, financial condition, results of operations and business prospects. Each Company will deliver to Laurus any instrument necessary for Laurus to obtain records from any service bureau maintaining records for such Company. If any internally prepared financial information, including that required under this Section is unsatisfactory in any manner to Laurus, Laurus may request that the Accountants review the same.

        11.    Financial Reporting.    Company Agent will deliver, or cause to be delivered, to Laurus each of the following, which shall be in form and detail acceptable to Laurus:

          (a)   As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Parent, each Company's audited financial statements with a report of independent certified public accountants of recognized standing selected by the Parent and acceptable to Laurus (the "Accountants"), which annual financial statements shall be without qualification and shall include each of the Parent's and each of its Subsidiaries' balance sheet as at the end of such fiscal year and the related statements of each of the Parent's and each of its Subsidiaries' income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidated basis to include the Parent and each Subsidiary of the Parent, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Parent's President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b)   As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Parent, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Parent's and each of its Subsidiaries' as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidated basis to include the Parent and each Subsidiary of the Parent, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Parent's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

          (c)   As soon as available and in any event within (twenty (20) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Parent and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared on a consolidated basis to include the Parent and each Subsidiary of the Parent, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Parent's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

          (d)   Within fifteen (15) days after the end of each month (or more frequently if Laurus so requests), agings of each Company's Accounts, unaudited trial balances and their accounts payable and a calculation of each Company's Accounts, Eligible Accounts, Inventory and/or Eligible Inventory, provided, however, that if Laurus shall request the foregoing information more often than as set forth in the immediately preceding clause, each Company shall have fifteen (15) days from each such request to comply with Laurus' demand;

          (e)   Promptly after (i) the filing thereof, copies of the Parent's most recent registration statements and annual, quarterly, monthly or other regular reports which the Parent files with the Securities and Exchange Commission (the "SEC"), and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Parent shall send to its stockholders.

          (f)    The Parent shall deliver, or cause the applicable Subsidiary of the Parent to deliver, such other information as the Purchaser shall reasonably request.

        12.    Additional Representations and Warranties.    Each Company hereby represents and warrants to Laurus as follows:

          (a)    Organization, Good Standing and Qualification.    It and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. It and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (i) execute and deliver this Agreement and the Ancillary Agreements, (ii) to issue the Note, (iii) to issue the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), and (iv) to carry out the provisions of this Agreement and the Ancillary Agreements and to carry on its business as presently conducted. It and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)    Subsidiaries.    Each of its direct and indirect Subsidiaries, the direct owner of each such Subsidiary and its percentage ownership thereof, is set forth on Schedule 12(b).

          (c)    Capitalization; Voting Rights.

              (i)  The authorized capital stock of the Parent, as of the date hereof consists of 15,000,000 shares, of which 10,000,000 are shares of Common Stock, par value $0.01 per share, 4,333,333 shares of which are issued and outstanding, and 5,000,000 are shares of preferred stock, par value $0.01 per share of which no shares of preferred stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of each Company is set forth on Schedule 12(c).

             (ii)  Except as disclosed on Schedule 12(c), other than: (i) the shares reserved for issuance under the Parent's stock option plans; and (ii) shares which may be issued pursuant to this Agreement and the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Parent of any of its securities. Except as disclosed on Schedule 12(c), neither the offer or issuance of any of the Note or the Warrants, or the issuance of any of the Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Parent outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

            (iii)  All issued and outstanding shares of the Parent's Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

            (iv)  The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Parent's Certificate of Incorporation (the "Charter"). The Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Parent's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          (d)    Authorization; Binding Obligations.    All corporate, partnership or limited liability company, as the case may be, action on its and its Subsidiaries' part (including their respective officers and directors) necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all of its and its Subsidiaries' obligations hereunder and under the Ancillary Agreements on the Closing Date and, the authorization, issuance and delivery of the Note and the Warrant has been taken or will be taken prior to the Closing Date. This Agreement and the Ancillary Agreements, when executed and delivered and to the extent it is a party thereto, will be its and its Subsidiaries' valid and binding obligations enforceable against each such Person in accordance with their terms, except:

              (i)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

             (ii)  general principles of equity that restrict the availability of equitable or legal remedies.

  The issuance of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          (e)    Liabilities.    Except as set forth on Schedule 12(e), neither it nor any of its Subsidiaries has any liabilities, except (i) current liabilities incurred in the ordinary course of business, (ii) liabilities disclosed in any Exchange Act Filings; and (iii) liabilities not in excess of $20,000, either individually or in the aggregate.

          (f)    Agreements; Action.    Except as set forth on Schedule 12(f) or as disclosed in any Exchange Act Filings or, prior to effectiveness of the Registration Statement, as disclosed in any Securities Act Filings:

              (i)  There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which it or any of its Subsidiaries is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, it or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, it or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from it (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of its or any of its Subsidiaries' products or services; or (iv) indemnification by it or any of its Subsidiaries with respect to infringements of proprietary rights.

             (ii)  Since December 31, 2005 (the "Balance Sheet Date") neither it nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate (other than obligations to the Senior Lenders, which shall be satisfied at Closing); (iii) made any loans or advances to any Person not in excess, individually or in the aggregate, of $100,000, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its Inventory in the ordinary course of business.

            (iii)  For the purposes of subsections (i) and (ii) of this Section 12(f), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons it or any of its applicable Subsidiaries has reason to believe are affiliated therewith or with any Subsidiary thereof) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            (iv)  the Parent maintains disclosure controls and procedures ("Disclosure Controls") designed to ensure that information required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act or the Securities Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the SEC.

             (v)  The Parent makes and keeps books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets. It maintains internal control over financial reporting ("Financial Reporting Controls") designed by, or under the supervision of, its principal executive and principal financial officers, and effected by its board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that:

              (1)   transactions are executed in accordance with management's general or specific authorization;

              (2)   unauthorized acquisition, use, or disposition of the Parent's assets that could have a material effect on the financial statements are prevented or timely detected;

              (3)   transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of the Parent's management and board of directors;

              (4)   transactions are recorded as necessary to maintain accountability for assets; and

              (5)   the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

            (vi)  There is no weakness in any of its Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings or Securities Act Filings, except as so disclosed.

          (g)    Obligations to Related Parties.    Except as set forth on Schedule 12(g), neither it nor any of its Subsidiaries has any obligations to their respective officers, directors, stockholders or employees other than:

              (i)  for payment of salary for services rendered and for bonus payments;

             (ii)  reimbursement for reasonable expenses incurred on its or its Subsidiaries' behalf;

            (iii)  for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by its and its Subsidiaries' Board of Directors, as applicable); and

            (iv)  obligations listed in its and each of its Subsidiary's financial statements or disclosed in any of the Parent's Exchange Act Filings.

  Except as described above or set forth on Schedule 12(g), none of its officers, directors or, to the best of its knowledge, key employees or stockholders, any of its Subsidiaries or any members of their immediate families, are indebted to it or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any Person with which it or any of its Subsidiaries is affiliated or with which it or any of its Subsidiaries has a business relationship, or any Person which competes with it or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with it or any of its Subsidiaries. Except as described above, none of its officers, directors or stockholders, or any member of their immediate families, is, directly or indirectly, interested in any material contract with it or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between it or any of its Subsidiaries and any such Person. Except as set forth on Schedule 12(g), neither it nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

          (h)    Changes.    Except as set forth in Schedule 12(h), since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Ancillary Agreements, there has not been:

              (i)  any change in its or any of its Subsidiaries' business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

             (ii)  any resignation or termination of any of its or its Subsidiaries' officers, key employees or groups of employees;

            (iii)  any material change, except in the ordinary course of business, in its or any of its Subsidiaries' contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

            (iv)  any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

             (v)  any waiver by it or any of its Subsidiaries of a valuable right or of a material debt owed to it;

            (vi)  any direct or indirect material loans made by it or any of its Subsidiaries to any of its or any of its Subsidiaries' stockholders, employees, officers or directors, other than advances made in the ordinary course of business;

           (vii)  any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (viii)  any declaration or payment of any dividend or other distribution of its or any of its Subsidiaries' assets;

            (ix)  any labor organization activity related to it or any of its Subsidiaries;

             (x)  any debt, obligation or liability incurred, assumed or guaranteed by it or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

            (xi)  any sale, assignment or transfer of any Intellectual Property or other intangible assets;

           (xii)  any change in any material agreement to which it or any of its Subsidiaries is a party or by which either it or any of its Subsidiaries is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (xiii)  any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

          (xiv)  any arrangement or commitment by it or any of its Subsidiaries to do any of the acts described in subsection (i) through (xiii) of this Section 12(h).

          (i)    Title to Properties and Assets; Liens, Etc.    Except as set forth on Schedule 12(i), it and each of its Subsidiaries has good and marketable title to their respective properties and assets, and good title to its leasehold interests, in each case subject to no Lien, other than Permitted Liens.

  All facilities, Equipment, Fixtures, vehicles and other properties owned, leased or used by it or any of its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 12(i), it and each of its Subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          (j)    Intellectual Property.

              (i)  It and each of its Subsidiaries owns or possesses sufficient legal rights to all Intellectual Property necessary for their respective businesses as now conducted and, to its knowledge as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to its or any of its Subsidiary's Intellectual Property, nor is it or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

             (ii)  Neither it nor any of its Subsidiaries has received any communications alleging that it or any of its Subsidiaries has violated any of the Intellectual Property or other proprietary rights of any other Person, nor is it or any of its Subsidiaries aware of any basis therefor.

            (iii)  Neither it nor any of its Subsidiaries believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by it or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to it or any of its Subsidiaries.

          (k)    Compliance with Other Instruments.    Except as set forth on Schedule 12(k), neither it nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements to which it is a party, and the issuance of the Note and the other Securities each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of its or any of its Subsidiary's properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or any of its Subsidiaries, their businesses or operations or any of their assets or properties.

          (l)    Litigation.    Except as set forth on Schedule 12(l), there is no action, suit, proceeding or investigation pending or, to its knowledge, currently threatened against it or any of its Subsidiaries that prevents it or any of its Subsidiaries from entering into this Agreement or the Ancillary

  Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or could result in any change in its or any of its Subsidiaries' current equity ownership, nor is it aware that there is any basis to assert any of the foregoing. Neither it nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by it or any of its Subsidiaries currently pending or which it or any of its Subsidiaries intends to initiate.

          (m)    Tax Returns and Payments.    It and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by it and each of its Subsidiaries on or before the Closing Date, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 12(m), neither it nor any of its Subsidiaries has been advised:

              (i)  that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

             (ii)  of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

  Neither it nor any of its Subsidiaries has any knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          (n)    Employees.    Except as set forth on Schedule 12(n), neither it nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to its knowledge, threatened with respect to it or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 12(n), neither it nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To its knowledge, none of its or any of its Subsidiaries' employees, nor any consultant with whom it or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, it or any of its Subsidiaries because of the nature of the business to be conducted by it or any of its Subsidiaries; and to its knowledge the continued employment by it and its Subsidiaries of their present employees, and the performance of its and its Subsidiaries contracts with its independent contractors, will not result in any such violation. Neither it nor any of its Subsidiaries is aware that any of its or any of its Subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to it or any of its Subsidiaries. Neither it nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with it or any of its Subsidiaries, none of its or any of its Subsidiaries' employees has been granted the right to continued employment by it or any of its Subsidiaries or to any material compensation following termination of employment with it or any of its Subsidiaries. Except as set forth on Schedule 12(n), neither it nor any of its Subsidiaries is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with it or any of its Subsidiaries, as applicable, nor does it or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

          (o)    Registration Rights and Voting Rights.    Except as set forth on Schedule 12(o) and except as disclosed in Exchange Act Filings and the Securities Act Filings (including, without limitation, the Registration Statement), neither it nor any of its Subsidiaries is presently under any obligation, and neither it nor any of its Subsidiaries has granted any rights, to register any of its or any of its Subsidiaries' presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 12(o) and except as disclosed in Exchange Act Filings and Securities Act Filings (including, without limitation, the Registration Statement), to its knowledge, none of its or any of its Subsidiaries' stockholders has entered into any agreement with respect to its or any of its Subsidiaries' voting of equity securities.

          (p)    Compliance with Laws; Permits.    Neither it nor any of its Subsidiaries is in violation of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Ancillary Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing Date, as will be filed in a timely manner. It and each of its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (q)    Environmental and Safety Laws.    Neither it nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 12(q), no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by it or any of its Subsidiaries or, to its knowledge, by any other Person on any property owned, leased or used by it or any of its Subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

              (i)  materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; and

             (ii)  any petroleum products or nuclear materials.

          (r)    Valid Offering.    Assuming the accuracy of the representations and warranties of Laurus contained in this Agreement, the offer and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          (s)    Full Disclosure.    It and each of its Subsidiaries has provided Laurus with all information requested by Laurus in connection with Laurus' decision to enter into this Agreement, including all information each Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Ancillary Agreements nor the exhibits and schedules hereto and thereto nor any other document delivered by it or any of its Subsidiaries to Laurus or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to Laurus by it or any of its Subsidiaries were based on its and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which it or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

          (t)    Insurance.    It and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which it believes are customary for companies similarly situated to it and its Subsidiaries in the same or similar business.

          (u)    SEC Reports and Financial Statements.    The Parent has furnished Laurus with copies of: its annual audited financial statements for its fiscal year ended December 31, 2005 (the "Financial Statements"). Except as set forth on Schedule 12(u), each Financial Statement was, at the time of its preparation, in substantial compliance with the requirements of its respective form and none of the Financial Statements (and the notes thereto), as of their respective preparation dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and cash flows of the Parent and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such Financial Statements.

          (v)    Listing.    The Parent has prepared in all material repects the listing application in respect of its Common Stock to be, upon effectiveness of the Registration Statement, listed on the Principal Market and the Parent reasonably belives that it and such listing application shall satisfy all requirements for such listing on the Principal Market and, once listed on the Principal Market, the Parent shall do all things necessary for the continuation of such listing. The Parent has not received any notice that its Common Stock will not be listed on the Principal Market upon effectiveness of the Registration Statementor that its Common Stock shall not meet all requirements for such listing.

          (w)    No Integrated Offering.    Neither it, nor any of its Subsidiaries nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any Ancillary Agreement to be integrated with prior offerings by it for purposes of the Securities Act which would prevent it from issuing the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will it or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

          (x)    Stop Transfer.    The Securities are restricted securities as of the date of this Agreement. Neither it nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

          (y)    Dilution.    It specifically acknowledges that the Parent's obligation to issue the shares of Common Stock upon exercise of the Warrants is binding upon the Parent and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Parent.

          (z)    Patriot Act.    It certifies that, to the best of its knowledge, neither it nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. It hereby acknowledges that Laurus seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, it hereby represents, warrants and covenants that: (i) none of the cash or property that it or any of its Subsidiaries will pay or will contribute to Laurus has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by it or any of its Subsidiaries to Laurus, to the extent that they are within its or any such Subsidiary's control shall cause Laurus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. It shall promptly notify Laurus if any of these representations, warranties and covenants ceases to be true and accurate regarding it or any of its Subsidiaries. It shall provide Laurus with any additional information regarding it and each Subsidiary thereof that Laurus deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. It understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties and covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, Laurus may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Laurus' investment in it. It further understands that Laurus may release confidential information about it and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if Laurus, in its sole discretion, determines that it is in the best interests of Laurus in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

          (aa)    Company Name; Locations of Offices, Records and Collateral.    Schedule 12(aa) sets forth each Company's name as it appears in official filings in the state of its organization, the type of entity of each Company, the organizational identification number issued by each Company's state of organization or a statement that no such number has been issued, each Company's state of organization, and the location of each Company's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such Schedule 12(aa), such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Schedule 12(aa), no Company has been known as or conducted business in any other name (including trade names). Each Company has only one state of organization.

          (bb)    ERISA.    Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) neither it nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Code); (ii) it and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither it nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither it nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its or such Subsidiary's employees; and (v) neither it nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

        13.    Covenants.    Each Company, as applicable, covenants and agrees with Laurus as follows:

          (a)    Stop-Orders.    It shall advise Laurus, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Parent, or of the suspension of the qualification of the Common Stock of the Parent for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

          (b)    Listing.    On or after the date that the Registration Statement is effective, it shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrants on the Principal Market in accordance with the terms of the Registration Rights Agreement covering such Warrants, the Parent shall maintain such listing of its Common Stock on the Principal Market, and will comply in all material respects with the Parent's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

          (c)    Market Regulations.    It shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Laurus and promptly provide copies thereof to Laurus.

          (d)    Reporting Requirements.    It shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and the Securities Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

          (e)    Antidilution.    In the event that the Company issues additional shares of Common Stock or securities convertible into or exercisable for Common Stock to a third party prior to the effectiveness of the Registration Statement, it shall issue an additional warrant to Laurus, on the same terms as the Warrant, representing the right to purchase fifteen percent (15%) of the total amount of Common Stock issued to such third party on an as-converted basis (the "Additional Warrant"), and shall amend the Registration Rights Agreement to include the shares of Common Stock for which such Additional Warrant is exercisable in the registration statement contemplated to be filed in connection with the shares of Common Stock for which the Warrant is exercisable.

          (f)    Use of Funds.    It shall use the proceeds of the Loans only to repay the Senior Lenders and for general working capital purposes.

          (g)    Access to Facilities.    It shall, and shall cause each of its Subsidiaries to, permit any representatives designated by Laurus (or any successor of Laurus), upon reasonable prior notice and during normal business hours, at Company's expense and accompanied by a representative of Company Agent (provided that no such prior notice shall be required to be given and no such representative shall be required to accompany Laurus in the event Laurus believes such access is necessary to preserve or protect the Collateral or following the occurrence and during the continuance of an Event of Default), to:

            (i)    visit and inspect any of its or any such Subsidiary's properties;

            (ii)   examine its or any such Subsidiary's corporate and financial records (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

            (iii)  discuss its or any such Subsidiary's affairs, finances and accounts with its or any such Subsidiary's directors, officers and Accountants.

  Notwithstanding the foregoing, neither it nor any of its Subsidiaries shall provide any material, non-public information to Laurus unless Laurus signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

          (h)    Taxes.    It shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon it and its Subsidiaries' income, profits, property or business, as the case may be; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the Lien priority of Laurus in the Collateral, and (iii) if it and/or such Subsidiary, as applicable, shall have set aside on its and/or such Subsidiary's books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that it shall, and shall cause each of its Subsidiaries to, pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          (i)    Insurance.    It shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. It and each of its Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as it and its Subsidiaries; and it and its Subsidiaries shall maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which it and/or such Subsidiary thereof reasonably believes is customary for companies in similar business similarly situated as it and its Subsidiaries and to the extent available on commercially reasonable terms. It and each of its Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to Laurus as security for its obligations hereunder and under the Ancillary Agreements. At its own cost and expense in amounts and with carriers reasonably acceptable to Laurus, it and each of its Subsidiaries shall (i) keep all their insurable properties and properties in which they have an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to it or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to it and its Subsidiaries' insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to its or any of its Subsidiaries assets or funds either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it or any of its Subsidiaries is engaged in business; and (v) furnish Laurus with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting its and its Subsidiaries' workers' compensation policy, endorsements to such policies naming Laurus as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Laurus, naming Laurus as lenders loss payee, and (z) evidence that as to Laurus the insurance coverage shall not be impaired or invalidated by any act or neglect of any Company or any of its Subsidiaries and the insurer will provide Laurus with at least thirty (30) days notice prior to cancellation. It shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Laurus and not to any Company or any of its Subsidiaries and Laurus jointly. If any insurance losses are paid by check, draft or other instrument payable to any Company and/or any of its Subsidiaries and Laurus

  jointly, Laurus may endorse, as applicable, such Company's and/or any of its Subsidiaries' name thereon and do such other things as Laurus may deem advisable to reduce the same to cash. Laurus is hereby authorized to adjust and compromise claims. All loss recoveries received by Laurus upon any such insurance may be applied to the Obligations, in such order as Laurus in its sole discretion shall determine or shall otherwise be delivered to Company Agent for the benefit of the applicable Company and/or its Subsidiaries. Any surplus shall be paid by Laurus to Company Agent for the benefit of the applicable Company and/or its Subsidiaries, or applied as may be otherwise required by law. Any deficiency thereon shall be paid, as applicable, by Companies and their Subsidiaries to Laurus, on demand.

          (j)    Intellectual Property.    It shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

          (k)    Properties.    It shall, and shall cause each of its Subsidiaries to, keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and it shall, and shall cause each of its Subsidiaries to, at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

          (l)    Confidentiality.    It shall not, and shall not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of Laurus, unless expressly agreed to by Laurus or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, each Company and its Subsidiaries may disclose Laurus' identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

          (m)    Required Approvals.    It shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Laurus, (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than each Company's indebtedness to Laurus, purchase money indebtedness not in excess of $35,000 and as set forth on Schedule 13(m)(i) attached hereto and made a part hereof; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by it or its Subsidiaries for deposit or collection or similar transactions in the ordinary course of business; (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any of its or its Subsidiaries' Stock outstanding on the date hereof, or issue any preferred stock; (v) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (w) the loans to its and its Subsidiaries' officers and employees set forth on Schedule 12(g), (x) travel advances, (y) loans to its and its Subsidiaries' officers and employees in addition to the loans set forth on Schedule 12(g) not exceeding at any one time an aggregate of $10,000, and (z) loans to its existing Subsidiaries so long as such Subsidiaries are designated as either a co-borrower hereunder or has entered into such guaranty and security documentation required by Laurus, including, without limitation, to grant to Laurus a first priority perfected security interest in substantially all of such Subsidiary's assets to secure the Obligations; (vi) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Schedule 12(b) unless such new Subsidiary is a wholly-owned Subsidiary and is designated by Laurus as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Laurus, including, without limitation, to grant to Laurus a first priority perfected security interest in substantially all of such Subsidiary's assets to secure the Obligations; (vii) directly or indirectly, prepay any indebtedness (other than to Laurus and in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any indebtedness (other than to Laurus and in the ordinary course of business) except to make scheduled payments of principal and interest thereof; (viii) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it, unless (1) such Company is the surviving entity of such merger or consolidation, (2) no Event of Default shall exist immediately prior to and after giving effect to such merger or consolidation, (3) such Company shall have provided Laurus copies of all documentation relating to such merger or consolidation and (4) such Company shall have provided Laurus with at least thirty (30) days' prior written notice of such merger or consolidation; (ix) materially change the nature of the business in which it is presently engaged; (x) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict its or any of its Subsidiaries' right to perform the provisions of this Agreement or any of the Ancillary Agreements; (xi) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Laurus except as required by GAAP or in the tax reporting treatment or except as required by law; (xii) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; (xiii) bill Accounts under any name except the present name of such Company; or (xiv) sell, lease, transfer or otherwise dispose of any of its properties or assets, or any of the properties or assets of its Subsidiaries, except for (1) sales, leases, transfer or dispositions by any Company to any other Company, (2) the sale of Inventory in the ordinary course of business and (3) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Laurus' first priority security interest or are used to repay Loans or to pay general corporate expenses, or (y) following the occurrence of an Event of Default which continues to exist, the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations.

          (n)    Reissuance of Securities.    The Parent shall reissue certificates representing the Securities without the legends set forth in Section 39 below at such time as:

            (i)    the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

            (ii)   upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

  The Parent agrees to cooperate with Laurus in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Parent and its counsel receive reasonably requested representations from Laurus and broker, if any.

          (o)    Opinion.    On the Closing Date, it shall deliver to Laurus an opinion acceptable to Laurus from each Company's legal counsel. Each Company will provide, at the Companies' joint and several expense, such other legal opinions in the future as are reasonably necessary for the exercise of the Warrants.

          (p)    Legal Name, etc.    It shall not, without providing Laurus with 30 days prior written notice, change (i) its name as it appears in the official filings in the state of its organization, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of organization, (iv) its state of organization or (v) amend its certificate of incorporation, by-laws or other organizational document.

          (q)    Compliance with Laws.    The operation of each of its and each of its Subsidiaries' business is and shall continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety and environmental matters.

          (r)    Notices.    It and each of its Subsidiaries shall promptly inform Laurus in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which could reasonably be expected to have singly or in the aggregate, a Material Adverse Effect; (ii) any change which has had, or could reasonably be expected to have, a Material Adverse Effect; (iii) any Event of Default or Default; and (iv) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its or any such Subsidiary's properties may be bound the breach of which would have a Material Adverse Effect.

          (s)    Margin Stock.    It shall not permit any of the proceeds of the Loans made hereunder to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          (t)    Offering Restrictions.    Except as previously disclosed in the Financial Statements or in the Exchange Act Filings, or stock or stock options granted to its employees or directors, neither it nor any of its Subsidiaries shall, prior to (i) the full repayment or conversion of the Notes (together with all accrued and unpaid interest and fees related thereto) and (ii) the the full exercise by Laurus of the Warrants, (x) enter into any equity line of credit agreement or similar agreement or (y) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement).

          (u)    Authorization and Reservation of Shares.    The Parent shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

          (v)    Financing Right of First Refusal.

            (i)    So long as any Obligations remain outstanding, each Company hereby grants to Laurus a right of first refusal to provide any Additional Financing (as defined below) to be issued by any Company and/or any of its Subsidiaries (the "Additional Financing Parties"), subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Additional Financing Parties (an "Additional Financing"), Company Agent shall notify Laurus of such Additional Financing. In connection therewith, Company Agent shall submit a fully executed term sheet (a "Proposed Term Sheet") to Laurus setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on "arm's length" terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Additional Financing Parties. Laurus shall have the right, but not the obligation, to deliver to Company Agent its own proposed term sheet (the "Laurus Term Sheet") setting forth the terms and conditions upon which Laurus would be willing to provide such Additional Financing to the Additional Financing Parties. The Laurus Term Sheet shall contain terms no less favorable to the Additional Financing Parties than those outlined in Proposed Term Sheet. Laurus shall deliver to Company Agent the Laurus Term Sheet within ten Business Days of receipt of each such Proposed Term Sheet. If the provisions of the Laurus Term Sheet are at least as favorable to the Additional Financing Parties as the provisions of the Proposed Term Sheet, the Additional Financing Parties shall enter into and consummate the Additional Financing transaction outlined in the Laurus Term Sheet.

            (ii)   It shall not, and shall not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any Person which limits the ability of Laurus to consummate an Additional Financing with it or any of its Subsidiaries.

          [(w)    Prohibition of Amendments to Subordinated Debt Documentation.    It shall not, without the prior written consent of Laurus, amend, modify or in any way alter the terms of any of the Subordinated Debt Documentation.

          [(x)    Prohibition of Grant of Collateral for Subordinated Debt Documentation.    It shall not, without the prior written consent of Laurus, grant or permit any of its Subsidiaries to grant to any Person any Collateral of such Company or any collateral of any of its Subsidiaries as security for any obligation arising under the Subordinated Debt Documentation.

          [(y)    Prohibitions of Payment Under Subordinated Debt Documentation.    Neither it nor any of its Subsidiaries shall, without the prior written consent of Laurus, make any payments in respect of the indebtedness evidenced by the Subordinated Debt Documentation.

        14.    Further Assurances.    At any time and from time to time, upon the written request of Laurus and at the sole expense of Companies, each Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Laurus may request (a) to obtain the full benefits of this Agreement and the Ancillary Agreements, (b) to protect, preserve and maintain Laurus' rights in the Collateral and under this Agreement or any Ancillary Agreement, and/or (c) to enable Laurus to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.

        15.    Representations, Warranties and Covenants of Laurus.    Laurus hereby represents, warrants and covenants to each Company as follows:

          (a)    Requisite Power and Authority.    Laurus has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Ancillary Agreements and to carry out their provisions. All corporate action on Laurus' part required for the lawful execution and delivery of this Agreement and the Ancillary Agreements have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Agreement and the Ancillary Agreements shall be valid and binding obligations of Laurus, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

          (b)    Investment Representations.    Laurus understands that the Securities are being offered pursuant to an exemption from registration contained in the Securities Act based in part upon Laurus' representations contained in this Agreement, including, without limitation, that Laurus is an "accredited investor" within the meaning of Regulation D under the Securities Act. Laurus has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and Warrant to be issued to it under this Agreement and the Securities acquired by it upon the exercise of the Warrants.

          (c)    Laurus Bears Economic Risk.    Laurus has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Parent so that it is capable of evaluating the merits and risks of its investment in the Parent and has the capacity to protect its own interests. Laurus must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

          (d)    Investment for Own Account.    The Securities are being issued to Laurus for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

          (e)    Laurus Can Protect Its Interest.    Laurus represents that by reason of its, or of its management's, business and financial experience, Laurus has the capacity to evaluate the merits and risks of its investment in the Note, and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Ancillary Agreements. Further, Laurus is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Ancillary Agreements.

          (f)    Accredited Investor.    Laurus represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          (g)    Shorting.    Neither Laurus nor any of its Affiliates or investment partners has, will, or will cause any Person, to directly engage in "short sales" of the Parent's Common Stock so long as any amounts under the Note shall be outstanding.

          (h)    Patriot Act.    Laurus certifies that, to the best of Laurus' knowledge, Laurus has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Laurus seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Laurus hereby represents, warrants and covenants that: (i) none of the cash or property that Laurus will use to make the Loans has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no disbursement by Laurus to any Company to the extent within Laurus' control, shall cause Laurus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Laurus shall promptly notify the Company Agent if any of these representations ceases to be true and accurate regarding Laurus. Laurus agrees to provide the Company any additional information regarding Laurus that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Laurus understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Laurus may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Laurus' investment in the Parent. Laurus further understands that the Parent may release information about Laurus and, if applicable, any underlying beneficial owners, to proper authorities if the Parent, in its sole discretion, determines that it is in the best interests of the Parent in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

          (i)    Limitation on Acquisition of Common Stock.    Notwithstanding anything to the contrary contained in this Agreement, any Ancillary Agreement, or any document, instrument or agreement entered into in connection with any other transaction entered into by and between Laurus and any Company (and/or Subsidiaries or Affiliates of any Company), Laurus shall not acquire stock in the Parent (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Parent, or otherwise, and such options, warrants, conversion or other rights shall not be exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by any Company to Laurus not to qualify as portfolio interest, within the meaning of Section 881(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the "Stock Acquisition Limitation"). The Stock Acquisition Limitation shall automatically become null and void without any notice to any Company upon the existence of an Event of Default at a time when the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Exercise Price (as defined in the Warrant).

        16.    Power of Attorney.    Each Company hereby appoints Laurus, or any other Person whom Laurus may designate as such Company's attorney, with power to: (i) endorse such Company's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Laurus' possession; (ii) sign such Company's name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, schedules and assignments of Accounts, notices of assignment, financing statements and other public records, verifications of Account and notices to or from Account Debtors; (iii) verify the validity, amount or any other matter relating to any Account by mail, telephone, telegraph or otherwise with Account Debtors; (iv) do all things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (v) on or after the occurrence and during the continuation of an Event of Default, notify the post office authorities to change the address for delivery of such Company's mail to an address designated by Laurus, and to receive, open and dispose of all mail addressed to such Company. Each Company hereby ratifies and approves all acts of the attorney. Neither Laurus, nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as Laurus has a security interest and until the Obligations have been fully satisfied.

        17.    Term of Agreement.    Laurus' agreement to make Loans and extend financial accommodations under and in accordance with the terms of this Agreement or any Ancillary Agreement shall continue in full force and effect until the expiration of the Term. At Laurus' election following the occurrence of an Event of Default, Laurus may terminate this Agreement. The termination of the Agreement shall not affect any of Laurus' rights hereunder or any Ancillary Agreement and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been irrevocably disposed of, concluded or liquidated. Notwithstanding the foregoing, Laurus shall release its security interests at any time after thirty (30) days notice upon irrevocable payment to it of all Obligations if each Company shall have (i) provided Laurus with an executed release of any and all claims which such Company may have or thereafter have under this Agreement and all Ancillary Agreements and (ii) paid to Laurus an early payment fee in an amount equal to (1) five percent (5%) of the Capital Availability Amount if such payment occurs prior to the first anniversary of the Closing Date, (2) four percent (4%) of the Capital Availability Amount if such payment occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date and (3) three percent (3%) of the Capital Availability Amount if such termination occurs thereafter during the Term; such fee being intended to compensate Laurus for its costs and expenses incurred in initially approving this Agreement or extending same. Such early payment fee shall be due and payable jointly and severally by the Companies to Laurus upon termination by acceleration of this Agreement by Laurus due to the occurrence and continuance of an Event of Default.

        18.    Termination of Lien.    The Liens and rights granted to Laurus hereunder and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any Company's account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been indefeasibly paid or performed in full after the termination of this Agreement. Laurus shall not be required to send termination statements to any Company, or to file them with any filing office, unless and until this Agreement and the Ancillary Agreements shall have been terminated in accordance with their terms and all Obligations indefeasibly paid in full in immediately available funds.

        19.    Events of Default.    The occurrence of any of the following shall constitute an "Event of Default":

          (a)   failure to make payment of any of the Obligations when required hereunder, and, in any such case, such failure shall continue for a period of five (5) days following the date upon which any such payment was due;

          (b)   failure by any Company or any of its Subsidiaries to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on such Company's and/or such Subsidiary's books;

          (c)   failure to perform under, and/or committing any breach of, in any material respect, this Agreement or any covenant contained herein, which failure or breach shall continue without remedy for a period of fifteen (15) days after the occurrence thereof;

          (d)   any representation, warranty or statement made by any Company or any of its Subsidiaries hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should prove to be false or misleading in any material respect on the date as of which made or deemed made;

          (e)   the occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of any Company or any of its Subsidiaries (including, without limitation, the indebtedness evidenced by the Subordinated Debt Documentation) beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

          (f)    attachments or levies in excess of $50,000 in the aggregate are made upon any Company's assets or a judgment is rendered against any Company's property involving a liability of more than $50,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

          (g)   any Lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

          (h)   any Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to without challenge within ten (10) days of the filing thereof, or failure to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

          (i)    any Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

          (j)    any Company or any of its Subsidiaries directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of such Company or any interest therein, except as permitted herein;

          (k)   any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Parent (other than a "Person" or "group" that beneficially owns 35% or more of such outstanding voting equity interests of the Parent on the date hereof), (ii) the Board of Directors of the Parent shall cease to consist of a majority of the Board of Directors of the Parent on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Parent or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

          (l)    the indictment of any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of any Company or any of its Subsidiaries;

          (m)  an Event of Default shall occur under and as defined in the Note or in any other Ancillary Agreement;

          (n)   any Company or any of its Subsidiaries shall breach any term or provision of any Ancillary Agreement to which it is a party (including, without limitation, Section 7(e) of the Registration Rights Agreement), in any material respect which breach is not cured within any applicable cure or grace period provided in respect thereof (if any);

          (o)   any Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under this Agreement or any Ancillary Agreement, or any proceeding shall be brought to challenge the validity, binding effect of any Ancillary Agreement or any Ancillary Agreement ceases to be a valid, binding and enforceable obligation of such Company or any of its Subsidiaries (to the extent such Persons are a party thereto);

          (p)   the Registration Statement shall fail to be effective by July 31, 2006; or, upon such effectiveness, an SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Parent shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice;

          (q)   The Parent's failure to deliver Common Stock to Laurus pursuant to and in the form required by the Warrant and this Agreement, if such failure to deliver Common Stock shall not be cured within two (2) Business Days or any Company is required to issue a replacement Note to Laurus and such Company shall fail to deliver such replacement Note within seven (7) Business Days; or

          (r)   any Company, or any of its Subsidiaries shall take or participate in any action which would be prohibited under the provisions of any of the Subordinated Debt Documentation or make any payment on the indebtedness evidenced by the Subordinated Debt Documentation to a Person that was not entitled to receive such payments under the subordination provisions of applicable Subordinated Debt Documentation.

        20.    Remedies.    Following the occurrence of an Event of Default, Laurus shall have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully and indefeasibly satisfied, Laurus shall retain its Lien in all Collateral. Laurus shall have, in addition to all other rights provided herein and in each Ancillary Agreement, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which Laurus may be entitled, including the right to take immediate possession of the Collateral, to require each Company to assemble the Collateral, at Companies' joint and several expense, and to make it available to Laurus at a place designated by Laurus which is reasonably convenient to both parties and to enter any of the premises of any Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of any Company, such Company agrees not to charge Laurus for storage thereof), and the right to apply for the appointment of a receiver for such Company's property. Further, Laurus may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for Laurus at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Laurus, in Laurus' sole discretion, deems advisable or Laurus may otherwise recover upon the Collateral in any commercially reasonable manner as Laurus, in its sole discretion, deems advisable. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Company Agent at Company Agent's address as shown in Laurus' records, at least twelve (12) days before the time of the event of which notice is being given. Laurus may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Laurus is granted permission to use all of each Company's Intellectual Property. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Laurus elects) of all Obligations. After the indefeasible payment and satisfaction in full of all of the Obligations, and after the payment by Laurus of any other amount required by any provision of law, including Section 9-608(a)(1) of the UCC (but only after Laurus has received what Laurus considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Company Agent (for the benefit of the applicable Companies) or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. The Companies shall remain jointly and severally liable to Laurus for any deficiency. In addition, the Companies shall jointly and severally pay Laurus a liquidation fee ("Liquidation Fee") in the amount of five percent (5%) of the actual amount collected in respect of each Account outstanding at any time during a Liquidation Period". For purposes hereof, "Liquidation Period" means a period: (i) beginning on the earliest date of (x) an event referred to in Section 19(i) or 19(j), or (y) the cessation of any Company's business; and (ii) ending on the date on which Laurus has actually received all Obligations due and owing it under this Agreement and the Ancillary Agreements. The Liquidation Fee shall be paid on the date on which Laurus collects the applicable Account by deduction from the proceeds thereof. Each Company and Laurus acknowledge that the actual damages that would be incurred by Laurus after the occurrence of an Event of Default would be difficult to quantify and that such Company and Laurus have agreed that the fees and obligations set forth in this Section and in this Agreement would constitute fair and appropriate liquidated damages in the event of any such termination.

        21.    Waivers.    To the full extent permitted by applicable law, each Company hereby waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Laurus on which such Company may in any way be liable, and hereby ratifies and confirms whatever Laurus may do in this regard; (b) all rights to notice and a hearing prior to Laurus' taking possession or control of, or to Laurus' replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Laurus to exercise any of its remedies; and

(c) the benefit of all valuation, appraisal and exemption laws. Each Company acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby.

        22.    Grant of Irrevocable Proxy.

        For good and valuable consideration, receipt of which is hereby acknowledged, Laurus, hereby appoints the Parent (the "Proxy Holder"), with a mailing address set forth in Section 29, with full power of substitution, as proxy, to vote all shares of Common Stock of the Parent, now or in the future owned by Laurus (including shares acquired upon conversion of any convertible security or exercise of any option or warrant (other than the Warrant)) but not including those shares of Common Stock issuable upon conversion of the Warrant (the "Shares").

        This proxy is irrevocable and coupled with an interest. Upon the sale or other transfer of the Shares, in whole or in part, or the assignment of an instrument pursuant to which Shares may be issued upon conversion or exercise, this proxy shall automatically terminate (x) with respect to such sold or transferred Shares at the time of such sale and/or transfer and (y) with respect to those Shares issuable upon conversion or exercise under such assigned instrument, at the time of the assignment of such instrument, in each case, without any further action required by any person.

        Laurus shall use its best efforts to forward to Proxy Holder within two (2) business days following Laurus' receipt thereof, at the address for Proxy Holder set forth in Section 30, copies of all materials received by Laurus relating, in each case, to the solicitation of the vote of shareholders of the Parent.

        This proxy shall remain in effect with respect to the Shares of the Parent during the period commencing on the date hereof and continuing until the earlier of (a) payment in full of all obligations and liabilities owing by the Companies to Laurus (as the same may be amended, restated, extended or modified from time to time) and (b) the occurrence and continuance of a default or event of default under any document, instrument or agreement between any Company and, or made by any Company in favor of, Laurus.

        23.    Expenses.    The Companies shall jointly and severally pay all of Laurus' out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. The Companies shall also jointly and severally pay all of Laurus' reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Laurus' obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Laurus' security interests, assignments of rights and Liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to Laurus by any Company or any of its Subsidiaries as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Companies shall also jointly and severally pay Laurus' customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Laurus for any Company or any of its Subsidiaries at any Company's or such Subsidiary's request or in connection with any Company's loan account with Laurus. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Companies to Laurus shall be payable on demand and shall be secured by the Collateral. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between any Company and/or any Subsidiary thereof, on the one hand, and Laurus on the other hand, which Laurus is or may be required to withhold or pay, the Companies hereby jointly and severally indemnifies and holds Laurus harmless in respect of such taxes, and the Companies will repay to Laurus the amount of any such taxes which shall be charged to the Companies' account; and until the Companies shall furnish Laurus with indemnity therefor (or supply Laurus with evidence satisfactory to it that due provision for the payment thereof has been made), Laurus may hold without interest any balance standing to each Company's credit and Laurus shall retain its Liens in any and all Collateral.

        24.    Assignment By Laurus.    Laurus may assign any or all of the Obligations together with any or all of the security therefor to any Person and any such assignee shall succeed to all of Laurus' rights with respect thereto; provided that Laurus shall not be permitted to effect any such assignment to a competitor of any Company unless an Event of Default has occurred and is continuing. Upon such assignment, Laurus shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Laurus may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Laurus and such holder, be entitled to the same benefits as Laurus with respect to any security for the Obligations in which such holder is a participant. Each Company agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though such Company were directly indebted to such holder in the amount of such participation.

        25.    No Waiver; Cumulative Remedies.    Failure by Laurus to exercise any right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between or among any Company and Laurus or delay by Laurus in exercising the same, will not operate as a waiver; no waiver by Laurus will be effective unless it is in writing and then only to the extent specifically stated. Laurus' rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which Laurus may have.

        26.    Application of Payments.    Each Company irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Laurus from or on such Company's behalf and each Company hereby irrevocably agrees that Laurus shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as Laurus may deem advisable notwithstanding any entry by Laurus upon any of Laurus' books and records.

        27.    Indemnity.    Each Company hereby jointly and severally indemnifies and holds Laurus, and its respective affiliates, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY COMPANY OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT

OR ANY ANCILLARY AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

        28.    Revival.    The Companies further agree that to the extent any Company makes a payment or payments to Laurus, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

        29.    Borrowing Agency Provisions.

          (a)   Each Company hereby irrevocably designates Company Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Company, and hereby authorizes Laurus to pay over or credit all loan proceeds hereunder in accordance with the request of Company Agent.

          (b)   The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Companies and at their request. Laurus shall not incur any liability to any Company as a result thereof. To induce Laurus to do so and in consideration thereof, each Company hereby indemnifies Laurus and holds Laurus harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Laurus by any Person arising from or incurred by reason of the handling of the financing arrangements of the Companies as provided herein, reliance by Laurus on any request or instruction from Company Agent or any other action taken by Laurus with respect to this Paragraph 28.

          (c)   All Obligations shall be joint and several, and the Companies shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of the Companies shall in no way be affected by any extensions, renewals and forbearance granted by Laurus to any Company, failure of Laurus to give any Company notice of borrowing or any other notice, any failure of Laurus to pursue to preserve its rights against any Company, the release by Laurus of any Collateral now or thereafter acquired from any Company, and such agreement by any Company to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Laurus to any Company or any Collateral for such Company's Obligations or the lack thereof.

          (d)   Each Company expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Company may now or hereafter have against the other or other Person directly or contingently liable for the Obligations, or against or with respect to any other's property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until all Obligations have been indefeasibly paid in full and this Agreement has been irrevocably terminated.

          (e)   Each Company represents and warrants to Laurus that (i) Companies have one or more common shareholders, directors and officers, (ii) the businesses and corporate activities of Companies are closely related to, and substantially benefit, the business and corporate activities of Companies, (iii) the financial and other operations of Companies are performed on a combined basis as if Companies constituted a consolidated corporate group, (iv) Companies will receive a substantial economic benefit from entering into this Agreement and will receive a substantial economic benefit from the application of each Loan hereunder, in each case, whether or not such amount is used directly by any Company and (v) all requests for Loans hereunder by the Company

  Agent are for the exclusive and indivisible benefit of the Companies as though, for purposes of this Agreement, the Companies constituted a single entity.

        30.    Notices.    Any notice or request hereunder may be given to any Company, Company Agent or Laurus at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) Business Days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

        Notices shall be provided as follows:

If to Laurus:	Laurus Master Fund, Ltd. c/o Laurus Capital Management, LLC 825 Third Avenue, 14th Fl. New York, New York 10022 Attention: John E. Tucker, Esq. Telephone: (212) 541-4434 Telecopier: (212) 541-5800
If to any Company, or Company Agent:	Deja Foods, Inc. Attention: David Fox Telephone: Facsimile:
With a copy to:	Loeb & Loeb LLP 10100 Santa Monica Blvd., #2200 Los Angeles, CA 90067 Attention: Kenneth Benbasset, Esq. Telephone: 310-282-2000 Facsimile: 310-282-2200
or such other address as may be designated in writing hereafter in accordance with this Section 29 by such Person.

        31.    Governing Law, Jurisdiction and Waiver of Jury Trial.

          (a)   THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (b)   EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND LAURUS, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT LAURUS AND EACH COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE

  COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LAURUS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LAURUS. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO COMPANY AGENT AT THE ADDRESS SET FORTH IN SECTION 29 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF COMPANY AGENT'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          (c)   THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

        32.    Limitation of Liability.    Each Company acknowledges and understands that in order to assure repayment of the Obligations hereunder Laurus may be required to exercise any and all of Laurus' rights and remedies hereunder and agrees that, except as limited by applicable law, neither Laurus nor any of Laurus' agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

        33.    Entire Understanding; Maximum Interest.    This Agreement and the Ancillary Agreements contain the entire understanding among each Company and Laurus as to the subject matter hereof and thereof and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by each Company's and Laurus' respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Nothing contained in this Agreement, any Ancillary Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Companies to Laurus and thus refunded to the Companies.

        34.    Severability.    Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

        35.    Survival.    The representations, warranties, covenants and agreements made herein shall survive any investigation made by Laurus and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Companies pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Companies hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Ancillary Agreements and the making and repaying of the Obligations.

        36.    Captions.    All captions are and shall be without substantive meaning or content of any kind whatsoever.

        37.    Counterparts; Telecopier Signatures.    This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party via telecopier transmission shall be deemed to be any original signature hereto.

        38.    Construction.    The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

        39.    Publicity.    Each Company hereby authorizes Laurus to make appropriate announcements of the financial arrangement entered into by and among each Company and Laurus, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Laurus shall in its sole and absolute discretion deem appropriate, or as required by applicable law.

        40.    Joinder.    It is understood and agreed that any Person that desires to become a Company hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of this Agreement or any Ancillary Agreement, shall become a Company hereunder by (a) executing a Joinder Agreement in form and substance satisfactory to Laurus, (b) delivering supplements to such exhibits and annexes to this Agreement and the Ancillary Agreements as Laurus shall reasonably request and (c) taking all actions as specified in this Agreement as would have been taken by such Company had it been an original party to this Agreement, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

        41.    Legends.    The Securities shall bear legends as follows;

          (a)   Any shares of Common Stock issued pursuant to exercise of the Warrants, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL

    REASONABLY SATISFACTORY TO DEJA FOODS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

          (b)   The Warrants shall bear substantially the following legend:

    "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DEJA FOODS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

        42.    Grant of Irrevocable Proxy.

        For good and valuable consideration, receipt of which is hereby acknowledged, Laurus, hereby appoints Parent (the "Proxy Holder"), with a mailing address set forth in Section 29, with full power of substitution, as proxy, to vote all shares of Common Stock of the Parent, now or in the future owned by Laurus (including shares acquired upon conversion of any convertible security or exercise of any option (other than the Option) or warrant) but not including those shares of Common Stock issuable upon conversion of the Option (the "Shares").

        This proxy is irrevocable and coupled with an interest. Upon the sale or other transfer of the Shares, in whole or in part, this proxy shall automatically terminate with respect to such sold or transferred Shares at the time of such sale and/or transfer without any further action required by any person.

        Laurus shall use its best efforts to forward to Proxy Holder within two (2) business days following Laurus' receipt thereof, at the address for Proxy Holder set forth in Section 29, copies of all materials received by Laurus relating, in each case, to the solicitation of the vote of shareholders of the Parent.

        This proxy shall remain in effect with respect to the Shares of the Parent during the period commencing on the date hereof and continuing until the earlier of (a) payment in full of all obligations and liabilities owing by the Companies to Laurus (as the same may be amended, restated, extended or modified from time to time) and (b) the occurrence and continuance of a default or event of default under any document, instrument or agreement between any Company and, or made by any Company in favor of, Laurus.

[Balance of page intentionally left blank; signature page follows.]

        IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

DEJA FOODS, INC.
By:	/s/ DAVID L. FOX
Name:	David L. Fox
Title:	CEO
M&L WHOLESALE FOODS, LLC
By:	/s/ DAVID L. FOX
Name:	David L. Fox
Title:	CEO
LAURUS MASTER FUND, LTD.
By:	/s/ DAVID GRIN
Name:	David Grin
Title:	Director

Annex A—Definitions

        "Account Debtor" means any Person who is or may be obligated with respect to, or on account of, an Account.

        "Accountants" has the meaning given to such term in Section 11(a).

        "Accounts" means all "accounts", as such term is defined in the UCC, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

        "Accounts Availability" means up to ninety percent (90%) of the net face amount of Eligible Accounts.

        "Affiliate" means, with respect to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Ancillary Agreements" means the Note, the Warrants, the Registration Rights Agreements, each Security Document and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements and guarantees whether heretofore, concurrently, or hereafter executed by or on behalf of any Company, any of its Subsidiaries or any other Person or delivered to Laurus, relating to this Agreement or to the transactions contemplated by this Agreement or otherwise relating to the relationship between or among any Company and Laurus, as each of the same may be amended, supplemented, restated or otherwise modified from time to time.

        "Balance Sheet Date" has the meaning given such term in Section 12(f)(ii).

        "Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

        "Business Day" means a day on which Laurus is open for business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New York.

        "Capital Availability Amount" means $5,000,000.

        "Charter" has the meaning given such term in Section 12(c)(iv).

        "Chattel Paper" means all "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

        "Closing Date" means the date on which any Company shall first receive proceeds of the initial Loans or the date hereof, if no Loan is made under the facility on the date hereof.

        "Code" has the meaning given such term in Section 15(i).

        "Collateral" means all of each Company's property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

          (a)   all Inventory;

          (b)   all Equipment;

          (c)   all Fixtures;

          (d)   all Goods;

          (e)   all General Intangibles;

          (f)    all Accounts;

          (g)   all Deposit Accounts, other bank accounts and all funds on deposit therein;

          (h)   all Investment Property;

          (i)    all Stock;

          (j)    all Chattel Paper;

          (k)   all Letter-of-Credit Rights;

          (l)    all Instruments;

          (m)  all commercial tort claims set forth on Schedule 1(A);

          (n)   all Books and Records;

          (o)   all Intellectual Property;

          (p)   all Supporting Obligations including letters of credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

          (q)   (i) all money, cash and cash equivalents and (ii) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Laurus for the account of any Company (whether for safekeeping, custody, pledge, transmission or otherwise); and

          (r)   all products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

        "Common Stock" means the shares of stock representing the Parent's common equity interests.

        "Company Agent" means David Fox.

        "Contract Rate" has the meaning given such term in the Note.

        "Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

2

        "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Person, including, without limitation, the Lockboxes.

        "Disclosure Controls" has the meaning given such term in Section 12(f)(iv).

        "Documents" means all "documents", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

        "Eligible Accounts" means each Account of each Company which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by such Company to Laurus with respect thereto; (e) Laurus is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; (f) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor's financial condition; (g) is documented by an invoice in a form approved by Laurus and shall not be unpaid more than ninety (90) days from invoice date; (h) not more than twenty-five percent (25%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than ninety (90) days from invoice date; (i) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Laurus or represents a check in payment of an Account; (j) the Account Debtor is located in the United States; provided, however, Laurus may, from time to time, in the exercise of its sole discretion and based upon satisfaction of certain conditions to be determined at such time by Laurus, deem certain Accounts as Eligible Accounts notwithstanding that such Account is due from an Account Debtor located outside of the United States; (k) Laurus has a first priority perfected Lien in such Account and such Account is not subject to any Lien other than Permitted Liens; (l) does not arise out of transactions with any employee, officer, director, stockholder or Affiliate of any Company; (m) is payable to such Company; (n) does not arise out of a bill and hold sale prior to shipment and does not arise out of a sale to any Person to which such Company is indebted; (o) is net of any returns, discounts, claims, credits and allowances; (p) if the Account arises out of contracts between such Company, on the one hand, and the United States, on the other hand, any state, or any department, agency or instrumentality of any of them, such Company has so notified Laurus, in writing, prior to the creation of such Account, and there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act; (q) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by such Company or work, labor and/or services rendered by such Company; (r) does not arise out of progress billings prior to completion of the order; (s) the total unpaid Accounts from such Account Debtor does not exceed twenty-five percent (25%) of all Eligible Accounts; (t) such Company's right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (u) such Company is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (v) does not represent interest payments, late or finance charges owing to such Company, and (w) is otherwise satisfactory to Laurus as determined by Laurus in the exercise of its sole discretion. In the event any Company requests that Laurus include within Eligible Accounts certain Accounts of one or more of such Company's acquisition targets, Laurus shall at the time of such request consider such inclusion, but any such inclusion shall be at the sole option of Laurus and shall at all times be subject to the execution and delivery to Laurus of all such documentation (including, without limitation, guaranty and security documentation) as Laurus may require in its sole discretion.

3

        "Eligible Inventory" means Inventory owned by a Company which Laurus, in its sole and absolute discretion, determines: (a) is subject to a first priority perfected Lien in favor of Laurus and is subject to no other Liens whatsoever (other than Permitted Liens); (b) is located on premises with respect to which Laurus has received a landlord or mortgagee waiver acceptable in form and substance to Laurus; (c) is not in transit; (d) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory Governmental Authority over such Inventory, its use or sale including the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (e) is currently either usable or salable in the normal course of such Company's business; (f) is not placed by such Company on consignment or held by such Company on consignment from another Person; (g) is in conformity with the representations and warranties made by such Company to Laurus with respect thereto; (h) is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties; (i) does not require the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory and such completion, manufacture or sale does not constitute a breach or default under any contract or agreement to which such Company is a party or to which such Inventory is or may be subject; (j) is not work-in-process; (k) is covered by casualty insurance acceptable to Laurus and under which Laurus has been named as a lender's loss payee and additional insured;; (l) located at 4300 Finch Road, Modesto, CA 95357 or 308 Washington Street, Denver, PA 17517 and (m) not to be ineligible for any other reason.

        "Eligible Subsidiary" means each Subsidiary of the Parent set forth on Exhibit A hereto, as the same may be updated from time to time with Laurus' written consent.

        "Equipment" means all "equipment" as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, Fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

        "ERISA" has the meaning given such term in Section 12(bb).

        "Event of Default" means the occurrence of any of the events set forth in Section 19.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Act Filings" means the Parent's filings under the Exchange Act made prior to the date of this Agreement.

        "Financial Reporting Controls" has the meaning given such term in Section 12(f)(v).

        "Financial Statements" has the meaning given such term in Section 12(u).

        "Fixtures" means all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Person.

        "Formula Amount" has the meaning given such term in Section 2(a)(i).

        "GAAP" means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

        "General Intangibles" means all "general intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise,

4

experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

        "Goods" means all "goods", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, fixtures, standing timber that is cut and removed for sale and unborn young of animals.

        "Goodwill" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Instruments" means all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

        "Intellectual Property" means any and all patents, trademarks, service marks, trade names, copyrights, trade secrets, Licenses, information and other proprietary rights and processes.

        "Inventory" means all "inventory", as such term is defined in the UCC, now owned or hereafter acquired by any Person, located at any of the locations set forth on Schedule 1(b) including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

        "Inventory Availability" means up to the lesser of (a) sixty percent (60%) of the value of Companies' Eligible Inventory (calculated on the basis of the lower of cost or market, on a first-in first-out basis) and (b) $2,500,000

        "Investment Property" means all "investment property", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

        "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

        "License" means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

5

        "Lien" means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

        "Loans" has the meaning given such term in Section 2(a)(i) and shall include all other extensions of credit hereunder and under any Ancillary Agreement.

        "Lockboxes" has the meaning given such term in Section 8(a).

        "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of any Company or any of its Subsidiaries (taken individually and as a whole), (b) any Company's or any of its Subsidiary's ability to pay or perform the Obligations in accordance with the terms hereof or any Ancillary Agreement, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Laurus' rights and remedies under this Agreement and the Ancillary Agreements.

        "NASD" has the meaning given such term in Section 13(b).

        "Note" means that certain Secured Non-Convertible Revolving Note dated as of the Closing Date made by the Companies in favor of Laurus in the original face amount of $5,000,000, as same may be amended, supplemented, restated and/or otherwise modified from time to time.

        "Obligations" means all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by each Company and each of its Subsidiaries to Laurus (or any corporation that directly or indirectly controls or is controlled by or is under common control with Laurus) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from any Company and/or each of its Subsidiaries to others which Laurus may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), charges or any other payments each Company and each of its Subsidiaries is required to make by law or otherwise arising under or as a result of this Agreement, the Ancillary Agreements or otherwise, together with all reasonable expenses and reasonable attorneys' fees chargeable to the Companies' or any of their Subsidiaries' accounts or incurred by Laurus in connection therewith.

        "Payment Intangibles" means all "payment intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

        "Permitted Liens" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Companies and their Subsidiaries, as applicable, in conformity with GAAP; (c) Liens in favor of Laurus; (d) Liens for taxes (i) not yet due or (ii) being

6

diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Companies and their Subsidiaries, as applicable, in conformity with GAAP; and which have no effect on the priority of Liens in favor of Laurus or the value of the assets in which Laurus has a Lien; (e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement and (f) Liens specified on Schedule 2 hereto.

        "Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

        "Principal Market" means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Market System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

        "Proceeds" means "proceeds", as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Company or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of any Company against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by any Company against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

        "Proxy Holder" shall have the meaning set forth in Section 22 hereof.

        "Purchase Money Indebtedness" means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, including indebtedness under capitalized leases, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

        "Purchase Money Lien" means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

        "Registration Rights Agreements" means that certain Registration Rights Agreement dated as of the Closing Date by and between the Parent and Laurus and each other registration rights agreement by and between the Parent and Laurus, as each of the same may be amended, modified and supplemented from time to time.

7

        "Registration Statement" means the registration statement on Form SB-2 filed by the Company on January 17, 2006, as amended.

        "SEC" means the Securities and Exchange Commission.

        "SEC Reports" has the meaning given such term in Section 12(u).

        "Securities" means the Note and the Warrants and the shares of Common Stock which may be issued pursuant to exercise of such Warrants.

        "Securities Act" has the meaning given such term in Section 12(r).

        "Securities Act Filings" means the Parent's filings under the Securities Act made prior to the date of this Agreement.

        "Security Documents" means all security agreements, mortgages, cash collateral deposit letters, pledges and other agreements which are executed by any Company or any of its Subsidiaries in favor of Laurus.

        "Senior Lenders" means, collectively, M&T Bank, Celtic Capital and Neptune Asset Holdings, LLC.

        "Shares" shall have the meaning set forth in Section 22 hereof.

        "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

        "Stock" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

        "Subordinated Debt Documentation" means (i) those certain Promissory Notes issued by the Company to Myron Stoltzfuts dated August 31, 2005 in the original principal amount of $333,000 and dated December 13, 2005 in the original principal amount of $237,879, and (ii) that certain Management Agreement by and between the Company and Deja Plus High Yield Income Fund, LLC dated April 12, 2004..

        "Subsidiary" means, with respect to any Person, (i) any other Person whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors or other governing body of such other Person, are owned, directly or indirectly, by such Person or (ii) any other Person in which such Person owns, directly or indirectly, more than 50% of the equity interests at such time.

        "Supporting Obligations" means all "supporting obligations" as such term is defined in the UCC.

        "Term" means the Closing Date through the close of business on the day immediately preceding the third anniversary of the Closing Date, subject to acceleration at the option of Laurus upon the occurrence of an Event of Default hereunder or other termination hereunder.

        "UCC" means the Uniform Commercial Code as the same may, from time to time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Laurus' Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the

8

State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Ancillary Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

        "Warrant Shares" has the meaning given such term in Section 12(a).

        "Warrants" means that certain Common Stock Purchase Warrant dated as of the Closing Date made by the Parent in favor of Laurus and each other warrant made by the Parent in favor Laurus, as each of the same may be amended, restated, modified and/or supplemented from time to time.

9

Exhibit A

Eligible Subsidiaries

M&L WHOLESALE FOODS, INC.

Exhibit B

Borrowing Base Certificate

[To be inserted]

Schedule 1(a)—Commercial Tort Claims

        None.

Schedule 7(p)—Banks and Financial Institutions

Purpose: General Checking
M&T Bank
Mail Code 401-210
107 West Market Street
York, PA 17401
717-852-2790
Account #990316214
Myron D. Stoltzfus
M & L Wholesale Foods, LLC
Commercial Checking

Purpose: General Checking and A/P
Ephrata National Bank
PO Box 457
Ephrata, PA 17522
717-733-4181
Account #880507
M & L Wholesale Foods, LLC
Division of Deja Foods, Inc.
Business Checking

Purpose: Operating Account
Pacific Western Bank
9454 Wilshire Boulevard
Beverly Hills, CA 90212
800-654-7962
310-278-7200 (fax)
Account #2596741
Deja Foods, Inc.

Purpose: Payroll Account
Pacific Western Bank
9454 Wilshire Boulevard
Beverly Hills, CA 90212
800-654-7962
310-278-7200 (fax)
Account #2609452
Deja Foods, Inc.

Schedule 12(b) Subsidiaries

M & L Wholesale Foods, LLC
100% owned by Deja Foods, Inc.

Loans to Officers
Receivable from David Fox, President and CEO—$195,795.49
Receivable from Jon Fox, COO—$24,324.50

Schedule 12(c)—Capitalization; Voting Rights

Capitalization of Parent

Preferred stock:    $.001 par value, 5,000,000 shares authorized, none issued or outstanding

Common stock:    $.001 par value, 10,000,000 shares authorized, 4,433,333 shares issued and outstanding

Capital Stock of Subsidiaries

M & L Wholesale Foods, LLC
100 Membership Units authorized, issued, and outstanding to Deja Foods, Inc.

Options, Warrants, Rights, Etc.

There are 1,000,000 shares reserved for issuance under the 2005 Stock Option Plan.

There are $1,153,500 Convertible Subordinated Debentures outstanding. These are convertible through November 30, 2007 into the Parent's common stock at $1.00 per share. The debentures have no ratchets.

There are 655,250 common stock purchase Warrants outstanding which may be exercised through November 30, 2007 to purchase the Parent's common stock for $1.50 per share. The warrants have no ratchets.

Schedule 12(aa)—Locations of Offices, Records and Collateral

Leased Offices

Deja Foods, Inc.
(Deja Foods Corporate Office)
16501 Ventura Boulevard, Suite 601
Encino, CA 91436
Los Angeles County
Federal ID: 05-0581183
NV Entity #: C19150-2003

M & L Wholesale Foods LLC
(M & L Headquarters)
308 Washington Street
Denver, PA 17517
Lancaster County
Federal ID: 23-2897668
PA Entity #: 3154074

Deja Foods, Inc.
16501 Ventura Boulevard, Suite 511
Encino, CA 91436

Deja Foods, Inc.
950 Third Avenue, Suite 2804
New York, NY 10022

Leased Warehouses

Sierra Pacific
4300 Finch Road
Modesto, CA 95357
    Phone: (209) 572-2882
    Fax: (209) 572-2884
    Contact Phone: (209) 572-2882
    Contact Fax: (209) 572-2884

Empire Terminal
3422 West Kingsley Road
Garland, TX 75041
    Phone: (214) 275-1000 EXT4036
    Fax: (972) 271-4507
    Contact Phone: (214) 275-1000 EXT. 4036
    Contact Fax: (972) 271-4507

Denver Cold
555 A Sandy Hill Road
Denver, PA 17517
    Phone: (717) 336-3900
    Fax: (717) 336-5552
    Contact Phone: (717) 336-3900
    Contact Fax: (717) 336-5552

Kandel
2700 Gilkrest
Akron, OH 44305
    Phone: (330) 798-4111
    Fax: (330) 798-0489
    Contact Phone: (330) 798-4111
    Contact Fax: (330) 798-0489

Rancho Cold Storage
670 Mesquite Street
Los Angeles, CA 90021
    Phone: (213) 624-8861
    Fax: (213) 622-8256
    Contact Phone: (213) 624-8861
    Contact Fax: (213) 622-8256

Denver Cold Storage
300 Washington Street
Denver, PA 17517
    Phone: (717) 336-3900
    Fax: (717) 336-5552
    Email: gaily@denvercoldstorage.com
    Contact: ATTN: GAIL—APPT REQUIRED
    Contact Phone: (717) 336-3900
    Contact Fax: (717) 336-5552
    Contact Email: gaily@denvercoldstorage.com

Millard-Iowa
2710 Highway East
Iowa City, IA 52240
    Phone: (319) 351-2090
    Fax: (319) 351-7987
    Contact Phone: (319) 351-2090
    Contact Fax: (319) 351-7987

U.S. Cold Storage
33400 Doweta Avenue
Union City, CA 94587-1106
    Phone: (510) 489-8300
    Fax: (510) 489-0698
    Contact Phone: (510) 489-8300
    Contact Fax: (510) 489-0698

U. S. Cold Storage
3300 Park Row Drive
Arlington, TX 76010
    Phone: (817) 633-3070
    Fax: (817) 649-3505
    Contact Phone: (817) 633-3070
    Contact Fax: (817) 649-3505

U.S. Cold Storage
3100 52nd Avenue
Sacramento, CA 95823
    Phone: (916) 392-9160 Option 3
    Fax: (916) 392-5012
    Contact Phone: (916) 392-9160 X:3
    Contact Fax: (916) 392-5012

U.S. Cold Storage
5150 Pulaski Street
Dallas, TX 75247
    Phone: (214) 631-4863
    Fax: (214) 631-4615
    Contact Phone: (214) 631-4863
    Contact Fax: (214) 631-4615

American Port Services
198 Gulf Stream Road
Savannah, GA 31407
    Phone: (912) 966-2198
    Fax: (912) 965-0142
    Email: whitleyl@amportserv.com
    Contact: CINDY X-208, **APPT'S REQUIRED**
    Contact Phone: (912) 966-2198
    Contact Fax: (912) 965-0142

Atlas Cold Storage
422 S. Kildare
Chicago, IL 60632
    Phone: (773) 523-4850
    Fax: (773) 523-9507

Honee Bear Canning
72100 Michigan Route 40
Lawton, MI 49065
    Phone: (269) 624-4681
    Fax: (269) 624-6009
    Contact Phone: (269) 624-4681
    Contact Fax: (269) 624-6009

Cloverleaf-Fairfield
3100 Homeward Way
Fairfield, OH 45014
    Phone: (513) 860-5992
    Fax: (513) 870-5232
    Contact Phone: (513) 860-5992
    Contact Fax: (513) 870-5232

Cloverleaf
950 Cloverleaf Street SE
Massilon, OH 44646
    Phone: (330) 833-9870
    Contact Phone: (330) 833-9870

Dreisbach
2530 East 11th Storage
Oakland, CA 94601
    Phone: (510) 533-6600
    Fax: (510) 533-7468
    Email: kristen@dreisbach.com
    Contact: CTC: KRISTEN BUNTING
    Contact Phone: (510) 533-6600
    Contact Fax: (510) 533-7468
    Contact Email: kristen@dreisbach.com

In addition to the locations listed above, the following locations have been used at some time during the past 12 months:

Millard Cold Storage
5200 Gold Spike Road
Fort Worth, TX 76160
    Phone: (817) 626-2800
    Fax: (817) 626-2808
    Contact Phone: (817) 626-2800
    Contact Fax: (817) 626-2808

U.S. Cold Storage
2554 Downing Drive
Fort Worth, TX 76106

Terminal Freezer
908 East Third Street
Oxnard, CA 93030
    Phone: (805) 483-2265
    Fax: (805) 483-0894
    Email: debbiem@terminalfreezers.com
    Contact: CTC: DEBBIE MECK
    Contact Phone: (805) 483-2265
    Contact Fax: (805) 483-0894
    Contact Email: debbiem@terminalfreezers.com

300 Denver Dry Goods—Whse #5
Denver, PA 17517
    Phone: (717) 336-3900
    Email: gaily@denvercoldstorage.com
    Contact: GAIL EXT#1101 OR ED AKACKI EXT#1500
    Contact Email: eda@denvercoldstorage.com

Dreisbach
2530 East 11th Storage
Oakland, CA 94601
    Phone: (510) 533-6600
    Fax: (510) 533-7468
    Email: kristen@dreisbach.com
    Contact: CTC: KRISTEN BUNTING
    Contact Phone: (510) 533-6600
    Contact Fax: (510) 533-7468
    Contact Email: kristen@dreisbach.com

DWS Distribution Center
8858 Rochester Avenue
Rancho Cucamonga, CA 91730
    Phone: (909) 483-5841 EXT.102
    Fax: (909) 483-1792
    Email: bernice@dswdist.com
    Contact: Bernice X-102 **24 hour appt required**
    Contact Phone: (909) 483-5841
    Contact Fax: (909) 483-1792

P & O Cold Logistics
1415 N. Raymond Avenue
Anaheim, CA 92801
    Phone: (714) 449-2880
    Fax: (714) 449-0735
    Email: lapodaca@pocold.com
    Contact: Lisa Apodaca
    Contact Phone: (714) 449-2880
    Contact Fax: (714) 449-0735

Schedule 12(g)—Obligations to Related Parties

Item	Amount
Note Payable-Myron Stoltzfus, Board Member/Officer	$202,879
Receivable from Denver Cold Storage-company controlled by father of officer/director/Myron Stoltzfus	82,182.90
Note Payable-Myron Stoltzfus, Board Member/Officer	333,333
Notes Payable to companies controlled by Board Member, Larry Kosmont-Convertible Debentures	380,000
TOTAL	$916,212
Receivable from David Fox, President and CEO	$195,795.49
Receivable from Jon Fox, COO	24,324.50
Receivable from Lancaster International Trading Co-Controlled by officer/director/Myron Stoltzfus	50,000.00
Receivable from Denver Cold Storage-company Controlled by father of officer/director/Myron Stoltzfus	16,188.81

In connection with the Agreement Concerning the Exchange of Securities between Deja Foods, Inc. and M & L Wholesale Foods, LLC, Deja Foods has indemnified Myron Stoltzfus-Officer/Director.

Deja Foods subleases certain office space to Board of Director member, Larry Kosmont.

In connection with the Agreement Concerning the Exchange of Securities between Deja Foods, Inc. and M & L Wholesale Foods, LLC, Deja Foods has indemnified Myron Stoltzfus, Senior Vice President, Deja Foods, Inc. and Board of Director member, in connection with all liabilities acquired by Deja Foods, Inc. in connection with its acquisition of M & L Wholesale Foods, LLC.

M & L leases space from a company controlled by the father of Myron Stoltzfus, officer/director.

Changes:

Since the December 31, 2005 balance sheet date, the Receivable from David Fox, President and CEO has increased by $28,126—from $167,669 to $195,795.

Schedule 12(n)—Employees

Employment Contracts

Rick Saperstein, CFO has a two year employment contract which expires April 30, 2007. Myron Stoltzfus, Director and Senior VP, has a three year employment contract which expires August 31, 2008.

Retirement Plans

The Parent has a 401(k) plan. The Parent matches 25% of employee contributions up to 6% of eligible compensation. The Parent's matching contribution is limited to $1,500 per employee per year.

The Subsidiary has a Simple IRA. Employees may defer up to $10,000 of compensation annually and the subsidiary makes a matching contribution of 3%.

Schedule 12(s)

Deja Foods, Inc. has a stock option plan and a 401(k) retirement plan.

M & L Wholesale Foods has a SIMPLE IRA.

Larry Kosmont, member of Deja Foods, Inc. Board, controls companies that hold convertible debentures in the amount of $380,000.

Myron Stoltzfus, member of Deja Foods, Inc. Board, is owed $333,333 and $237,879 under two notes payable outstanding.

David Fox, President and CEO, is indebted to Deja Foods, Inc. for $195,795.49 as of April 14, 2006.

Jon Fox, COO, is indebted to Deja Foods, Inc. for $$24,324.50 as of April 14, 2006.

Deja Foods subleases certain office space to Board of Director member, Larry Kosmont.

Deja Foods has indemnified Myron Stoltzfus, Senior Vice President, Deja Foods, Inc. and Board of Director member, in connection with all liabilities acquired by Deja Foods, Inc. in connection with its acquisition of M & L Wholesale Foods, LLC

Schedule 13(m)(i)—Required Approvals-Permitted Indebtedness

Item	Amount
Unsecured Note Payable-Ephrata National Bank- Due on Demand	$260,000
Secured Note Payable-Myron Stoltzfus (Principal of $10,000 semi-monthly until paid in full)—Subordinated	202,879
Secured Note Payable-Chase Auto (Final Payment-2/2007)	13,692.28
Secured Note Payable-Volkswagen Credit (Final Payment-10/2006)	3,601.67
Secured Note Payable-Myron Stoltzfus (Matures 2/28/07—interest only)—Subordinated	333,333
Unsecured Notes Payable-Convertible Debentures (Matures 11/30/07—interest only)—Subordinated	1,153,500
Unsecured Loan Payable-Deja Plus (Matures 10 years, subject to liquidity)—Subordinated	1,946,052
TOTAL	$5,988,218.92

*—To be paid off on Closing Date

Operating Leases

Jamison Properties, Inc., 16501 Ventura Boulevard, Suite 601, Encino, CA 91436. Currently, $9,318 per month. Lease expires January 2011.

Jamison Properties, Inc., 16501 Ventura Boulevard, Suite 511, Encino, CA 91436. Currently, $5,557 per month. Lease expires June 2009. Subject to a sublease which also expires June 2009. Sublease rent is $4,446.

Denver Cold Storage, 308 Washington Street, Denver, PA 17517. $2,500 per month. Lease is one year and automatically renews year to year unless either lessee or lessor cancels.

Deja Foods, Inc., 950 Third Avenue, Suite 2804, New York, NY 10022. Currently, $4,722 per month. Lease expires January 2011.

Trucks and autos. Leases expire through 2010. Payments aggregate $39,310 for the year ended December 31, 2006.

Computers. Leases expire through June 2008. Payments aggregate $6,711 for the year ended December 31, 2006.

Equipment. Leases expire through December 2008. Payments aggregate $16,915 for the year ended December 31, 2006.

The Parent is currently finalizing a lease for the equipment and furnishings in connection with the move into its new offices at suite 601. The lease will be for approximately $40,000 for a term of 3 years.

Schedule 12(f)—Attachment—Aramark Contract

Direct Dial Number: (215) 238-3249
    Direct Dial Fax: (215) 238-3282

[ARAMARK LOGO]
February 2, 2006

Overnight Courier

David Fox
President
Deja Foods, Inc.
16501 Ventura Blvd.
Suite 608
Encino, CA 91436

Re:
ARAMARK/Deja Foods Special Food Buys Program/Deja Foods Agreement

Dear Mr. Fox:

        Enclosed for your files is one fully executed copy of the above-referenced Agreement.

        If you have any questions, please contact Carey Lieberman, Senior Purchasing Manager, at 215-238-3072. Thank you.

Very truly yours,
/s/ Donald J. McAvoy
Donald J. McAvoy Senior Legal Coordinator

enc.

cc:
C. Lieberman
G. Walker
L. Richardson
J. Orobono
F. Leopold
J. Mount

ec:
M. Banas

SUPPLIER AGREEMENT

        This SUPPLIER AGREEMENT dated as of April 2, 2005 (the "Agreement") is by and between DEJA FOODS, INC ("Supplier") and ARAMARK SCM, INC. ("ARAMARK").

BACKGROUND:

        ARAMARK and its affiliates provide food and other managed services to contract clients, including without limitation, procurement and supply chain management services related to food, beverages, equipment and other goods, and services. Supplier is in the business of supplying certain of those goods and services for commercial use. Supplier agrees to supply certain goods and services to ARAMARK, on the terms and conditions set forth below, and Supplier's agreement to such terms and conditions, is not exclusively related to any particular ARAMARK location(s), but is instead, based on the overall volume of purchases attainable, and the opportunities afforded to Supplier, including access to ARAMARK's unique and proprietary combination of systems, methods, and other know-how (the "ARAMARK Systems").

AGREEMENT:

        NOW, THEREFORE, for and in consideration of the foregoing background statement (incorporated herein by this reference) and the mutual promises set forth herein, Supplier and ARAMARK have agreed, and Supplier warrants, as follows:

        1.     SCOPE: (a) ARAMARK grants to Supplier the opportunity to supply, on a non-preferred, as available/as needed basis, the special buy food products listed on Exhibit A (the "Special Buy Food Products") to those service locations managed by ARAMARK's affiliates and to those affiliates of ARAMARK, designated by ARAMARK from time to time as participating in the ARAMARK/Deja Foods Special Food Buys Program (the "Participating Locations"). The parties agree and acknowledge that such Products, including but not limited to the Special Buy Food Products, may be one time inventory liquidations made available due to a variety of reasons, including but not limited to over-production, packaging changes, cosmetic imperfections or code dates, etc. All products supplied by Supplier, including but not limited to the Special Buy Food Products are hereinafter collectively referred to as the "Products". Whenever Supplier designates a manufacturer or other source for a Product, Supplier shall identify the manufacturer or other source, and shall provide such other information as ARAMARK may reasonably request. ARAMARK agrees not to disclose that information to any third party, or use such information for any reason other than to fulfill the terms of this Agreement.

        (b)   Supplier shall supply the Products to the Participating Locations directly or through ARAMARK's designated distributors. Supplier agrees that the grant to Supplier under this Section does not constitute a commitment that any minimum quantity of Products shall be purchased by ARAMARK or any of its affiliates or their respective locations, or that ARAMARK or any of its affiliates or their respective locations shall purchase from Supplier to the exclusion of any other supplier.

        2.     PRICE: (a) During the Term (hereinafter defined), Supplier's sell price of Products to ARAMARK's designated distributors and the Participating Locations will equal the Supplier's Cost (hereinafter defined), plus a defined margin based on the Product category, and shipping location, as set forth in the "Margin Quotation Sheet", attached hereto as Exhibit B. The term "Cost" shall mean the Product cost set forth on the manufacturer's (or the Vendor's) Invoice, plus actual freight without mark-up to ARAMARK's designated delivery point. Supplier shall not revise the margins listed on Exhibit B during the Term. Supplier shall notify ARAMARK as far in advance as practicable, of any national or regional marketing promotions related to any Products that are made available to ARAMARK's Participating Locations.

        (b)   (1) Supplier warrants that during the Term, the Allowances (hereinafter defined) and the Pricing (hereinafter defined) offered in connection with the Products and Services, in the aggregate, shall be at least as favorable to ARAMARK as the Allowances and the Pricing, as the case may be, offered by Supplier to any third party purchasing products and services of a kind, grade or quality similar to the Products and Services, in similar quantities.

        (2)   Supplier shall notify ARAMARK quarterly during the Term, of the Pricing and Allowances offered by Supplier for products and services of a kind, grade or quality similar to the Products and Services, to any third party purchasing in quantities similar to ARAMARK. In providing such notice, Supplier may withhold the identity of such third parties. Supplier shall provide ARAMARK's auditors with only such access to such books and records of Supplier as is necessary or appropriate to verify Supplier's compliance with this sub-Section (b).

        (3)   For purposes of this sub-Section (b), the term "Pricing" means the prices billed by Supplier to purchasers; the term "Allowances" means all rebates, discounts, allowances, incentives and other payments or other compensation offered by Supplier to purchasers, and as applied to ARAMARK, includes the Allowances; and the term "Products and Services" means the products and services provided by Supplier hereunder. ARAMARK shall be entitled at its cost to "audit" any Products purchase transaction or transactions from time to time.

        3.     ORDER AND DELIVERY: For those Participating Locations that order direct from Supplier, Supplier shall supply the Products to the Participating Locations at the prices described in Section 2. Participating Locations may place orders in writing, or by telephone, and if an order is placed by telephone, Supplier shall immediately confirm such order in writing. Supplier shall ship Products ordered F.O.B. the Participating Location that placed the order, or such other destination as such Participating Location may designate. ARAMARK reserves the right to count and inspect all Products delivered within a reasonable time after delivery, and to return or reject for full cash refund or credit, at ARAMARK's option, any Products ARAMARK or a Participating Location deems unsatisfactory. Supplier shall be responsible for all costs of transport and handling incurred by ARAMARK or a Participating Location in returning such Products to Supplier. No payment by ARAMARK or Participating Location shall be, or be deemed to be, a waiver of ARAMARK's or a Participating Location's right to reject Products, or as acceptance of any Products delivered.

        4.     PAYMENT TERMS: ARAMARK and its Participating Locations shall pay Supplier's invoices within 31 days after the invoice date; provided, further that if such Participating Location in good faith disputes an invoice, ARAMARK or such Participating Location may withhold payment of such invoice. In the event of any such dispute, ARAMARK and Supplier shall use their respective good faith best efforts to resolve such dispute as promptly as possible. No invoice submitted more than 120 days after delivery of the applicable goods or services will be paid.

        5.     ALLOWANCES: During the Term, Supplier shall pay to ARAMARK the allowances and other funding, if any (the "Allowances") described in this Section.

        (a)   Volume Allowance: Supplier shall pay to ARAMARK a volume Allowance (the "Volume Allowance") at the rate of 2.6% of total purchases of Products made by ARAMARK and its Participating Locations. For purposes of calculating purchases of Products from ARAMARK's distributors, and Allowances earned, purchases shall equal 90% of the total amount billed by distributors, 10% of such amount approximating the margin earned by such distributors.

        (b)   Growth Allowance: If during a Contract Year (hereinafter defined), the total Products purchases made by ARAMARK and its Participating Locations fall within any of the ranges set forth below, Supplier shall pay to ARAMARK a growth Allowance (the "Growth Allowance") at the rate

2

corresponding to such range, multiplied by total purchases made by ARAMARK and its Participating Locations during such Contract Year:

Products Purchases (% of Base Volume)	Growth Allowance Rate (% of Total Products Purchases)
101.0 through 105.0	.48
105.1 through 110.0	.96
110.1 through 120.0	1.44
120.1 through 130.0	1.92
130.1% or more	2.40

        The term "Base Volume" shall mean the total purchases of Products made by ARAMARK and its Participating Locations during the prior Contract Year; provided, however, that the Base Volume for the first Contract Year shall be the total purchases of Products made during the Periods (hereinafter defined) ending April 1, 2005. The term "Contract Year" shall mean each group of 12 Periods beginning with the first Period in the Term. The term "Period" shall mean each of the 12 ARAMARK accounting periods during an ARAMARK fiscal year, there being two ARAMARK accounting periods of four weeks and one ARAMARK accounting period of five weeks in each quarter of an ARAMARK fiscal year. Those products of Supplier that are substantially similar to the Products but are not listed on Exhibit A, either because such products are introduced after the date this Agreement is executed, or otherwise, shall be included in the calculation of the Base Volume and Growth Allowance.

        (c)   Retroactive Allowance: Upon execution of this Agreement, Supplier shall pay to ARAMARK a retroactive Allowance (the "Retroactive Allowance") at the rate of 2.6% of total purchase of Products made by ARAMARK and its Participating Locations for the period October 1, 2004 through the execution of this Agreement, along with supporting documentation for the calculation of the Retroactive Allowance.

        (d)   "Catch-all" Allowance: For those products of Supplier that are substantially similar to the Products but do not fall within the definition of the term "Products", either because such products are introduced after the date this Agreement was executed, or otherwise, Supplier shall pay a volume Allowance (the "Catch-all Allowance") at the rate of 2.6% of total purchases of such products made by ARAMARK and Its Participating Locations. For the avoidance of doubt, the Catch-all Allowance shall apply to purchases of products across all product lines produced by Supplier and its affiliates, including all lines distributed by marketing channels such as foodservice, retail, convenience store and mass retail distribution, branded or unbranded. Further, the Catch-all Allowance shall not apply to, and ARAMARK shall not bill for, any product as to which ARAMARK is billing under an existing agreement with Supplier or an affiliate.

        6.     REPORTING AND PAYMENTS: (a) Reporting: At the end of each quarter during the Term, Supplier shall provide to ARAMARK a report (each, a "Supplier Report") of Products purchases made direct from Supplier. Product purchases set forth in the Supplier Reports shall be used to calculate Allowances earned. On reasonable notice, Supplier shall grant ARAMARK reasonable access to such of Supplier's books and records as is necessary to verify direct Products purchases. Supplier, at its cost, shall use reasonable efforts to participate with ARAMARK's designated provider of nutritional and product coding services by providing shipping container code ("SCC"), nutritional specifications and other product-specific information as may be reasonably requested by ARAMARK or ARAMARK's designated provider, with respect to Products provided by Supplier. The failure of Supplier to participate may be taken into account in ARAMARK's review of the program covered by this Agreement, and in ARAMARK's determination of whether to establish other programs and agreements with the Supplier.

        (b)   Payments: Within 30 days after receipt of each Supplier Report, Supplier shall pay to ARAMARK the Volume and Catch-all Allowances earned by ARAMARK for the period covered by

3

the ARAMARK Report. Within 30 days after receipt of the last Supplier Report for the last quarter of a Contract Year, Supplier shall pay to ARAMARK the Growth Allowance, if earned by ARAMARK. Supplier shall also pay ARAMARK the Retroactive Allowance in the manner described in Section 5 (c) of this Agreement. All Allowance and other payments shall be made by check payable to ARAMARK SCM, Inc., 22nd Floor, 1101 Market Street, Philadelphia, PA 19107 Attention: Vice President, Finance and Allied Procurement. All unpaid amounts that are due ARAMARK under this Agreement shall bear Interest until paid at 1% per month. Supplier's payment of Allowances billed does not bar Supplier's ability to dispute whether Allowances billed and paid were earned. ARAMARK shall address Supplier questions regarding whether Allowances were earned as promptly as possible.

        (c)   Product List(s) Updating: Every six months during the Term, and within any six months, promptly after Supplier acquires or announces any new product line, or after Supplier divests any product line, Supplier shall provide ARAMARK with an updated complete product listing, including retail and private label items, in the form of disk, spreadsheet via e-mail or paper report and content reasonably satisfactory to ARAMARK. Such listing shall include for each product, the UPC or SCC code number, manufacturer's product code, brand name, item size, pack size, item UOM and clear and definitive product description. Supplier's undertaking will enhance the benefits received by Supplier from having access to the ARAMARK Systems, including ARATRACK.

        7.     MARKETING SERVICES INFORMATION FEE: Within 30 days after receipt of each ARAMARK Report, Supplier shall pay to ARAMARK a marketing services information fee (the "MSI Fee") at the rate of 2.25% of total Allowances (other than the MSI Fee and any Growth Allowances, earned by ARAMARK under this Agreement; provided however that the MSI Fee shall not exceed $1250 per quarter. If Supplier desires any reports from ARAMARK, other than the ARAMARK Reports, Supplier shall pay the fee(s) charged for such reports, as set forth on ARAMARK'S then-current list of charges for such reports. Such charges may be revised at any time and from time to time.

        8.     COMPLIANCE WITH LAWS AND STANDARDS: In performing this Agreement, Supplier shall comply with all Federal, State and local laws, regulations, rules, and other legal requirements ("Laws"), including without limitation, the Federal Consumer Products Safety Act, the Fair Labor Standards Act, the Hazardous Substance Act, the Occupational Safety and Health Act of 1970, as amended, and all environmental Laws. Supplier shall also comply with ARAMARK's food safety standards set forth on Exhibit C. Such standards may be revised at any time and from time to time by ARAMARK, and unless otherwise agreed, shall be effective upon receipt thereof by Supplier.

        9.     WARRANTY AND INDEMNIFICATION: (a) Supplier warrants that all products and services provided hereunder, including without limitation, the Products: (1) shall be produced in compliance with all applicable Laws; (2) shall be properly labeled to reflect net weight, measure, contents, size and nutritional values pursuant to all applicable Laws, (3) shall be good and merchantable, (4) shall be fit for such purposes of ARAMARK as have been made known to Supplier, including without limitation, any purposes stated on the face of any applicable ARAMARK purchase order; (and if ARAMARK has not made such purposes known to Supplier, fit for the purpose for which the products (including without limitation, the Products) and services are sold or otherwise provided), and (5) shall neither infringe, dilute or misappropriate, or cause products ARAMARK produces therefrom to infringe, dilute or misappropriate, the trademark, trade dress, patent, copyright or other intellectual property rights of any third party.

        (b)   Supplier shall defend, indemnify and hold ARAMARK and its affiliates harmless from and against any claim, lawsuit, loss, liability, damage, settlement or judgment, including without limitation, attorneys' fees and other expenses, incurred in the defense of a claim arising out of or alleging that such claimant's loss or injury was caused, in whole or in part, by: (1) a breach by Supplier (including without limitation, its employees, contractors and agents) of this Agreement; (2) a defect in a Product,

4

services or equipment supplied under this Agreement; or (3) the design, manufacture, preparation, or packaging of a Product, services or equipment supplied under this Agreement.

        (c)   Supplier's duty to defend and indemnify shall apply to claims for bodily injury or economic loss and shall include sums that ARAMARK shall become obligated to pay as damages in reasonable settlement of a claim as well as in satisfaction of a judgment. Supplier agrees that it shall not dispute the reasonableness of the amount of any settlement entered into by ARAMARK of any claim of which Supplier has received reasonable notice and either has failed or refused to defend or has denied (or reserved its right to deny) an obligation to defend and indemnify ARAMARK. In the event of a breach hereof, Supplier shall reimburse ARAMARK for any damages to ARAMARK resulting from such breach. This Section shall survive the expiration or any termination hereof.

        10.   INSURANCE: (a) Supplier shall carry, at its own expense, during the Term, comprehensive general liability insurance, including without limitation, coverage for the following: products liability, completed operations, acts of independent contractors and blanket contractual liability coverage, with a combined single limit of not less than $5,000,000 per occurrence for death, bodily injury, personal injury, property damage and advertising injury, written by a financially responsible insurance company. In addition, the products liability coverage shall contain a Broad Form Vendor's Endorsement naming ARAMARK and its affiliates as additional insureds. In addition, Supplier shall carry automobile liability insurance covering all owned, non-owned and hired vehicles with a combined single limit of not less than $1,000,000 per occurrence for death, bodily injury, personal injury and property damage. All policies shall name ARAMARK and its affiliates and their respective officers, directors, employees and agents as Additional Insureds and shall stipulate that the insurance afforded Additional Insureds under Supplier's policies shall apply as primary insurance and that no other insurance carried by the Additional Insureds shall be called upon to contribute to a loss covered thereunder. All deductibles and self-insured retentions are the responsibility of the Supplier.

        (b)   If any of the above required insurance is written on a claims made basis, Supplier shall maintain the policies without endangering any aggregate limits. If coverage under such policies are cancelled, Supplier shall purchase extended discovery/reporting coverage to cover injuries and claims arising out of all goods and services provided hereunder, for at least five years after expiration or any termination hereof.

        (c)   All policies shall provide for 30 days' written notice to ARAMARK of any pending material change or cancellation. A Certificate of Insurance for such coverage shall be delivered to ARAMARK within 10 days after the execution hereof and Supplier shall provide renewal or replacement certificates within 30 days prior to expiration.

        (d)   Supplier shall cause all its agents and contractors used in connection with this Agreement to provide the same terms, conditions, kinds and amounts of insurance as specified herein. Supplier shall obtain certificates of insurance evidencing such coverage. Failure to carry the specified insurance coverage shall not relieve Supplier of its responsibility for losses arising hereunder or its obligations to defend, indemnify and hold ARAMARK harmless. This Section shall survive the expiration or any termination hereof.

        11.   CONFIDENTIALITY: The nature and content of this Agreement, and any information supplied by ARAMARK to Supplier or compiled by Supplier under this Agreement (whether set forth in writing, on any data base or in any other medium), including without limitation, the ARAMARK Systems, information on client identity or other client information, purchasing volumes and history, purchasing specifications, and product marketing results, is and shall remain confidential, proprietary information of ARAMARK, and valuable trade secrets owned solely by ARAMARK. Supplier shall not disclose any such information to any third person or entity without the prior written consent of ARAMARK in every instance, and shall not use any such information, nor permit any such information to be used, for any reason other than to fulfill the terms of this Agreement. On demand of

5

ARAMARK, Supplier shall deliver to ARAMARK all documents and things containing or reflecting any such information. In addition, Supplier shall not make any reference to ARAMARK in any advertising, press release, publication or other communication without first obtaining the written consent of ARAMARK. This Section shall survive the expiration or any termination hereof.

        12.   NOTICES: Any notice that either party is required or permitted to give hereunder shall be in writing, signed by the notifying party and shall be either delivered by hand or recognized overnight courier or deposited in the United States Mail, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to ARAMARK:		If to Supplier:
ARAMARK SCM, Inc. 22nd Floor, ARAMARK Tower 1101 Market Street Philadelphia, PA 19107		Deja Foods, Inc. 16501 Ventura Blvd. Suite 608 Encino, CA 91436
Attn:	Vice President, Finance & Allied Procurement	Attn:	David Fox President

or to such addresses as the parties may direct by notice given as herein provided. Notice shall be deemed to have been given when delivered by hand or recognized overnight courier, or when received as evidenced by the return receipt, or the date such notice is first refused, if that be the case.

        13.   WAIVER: No waiver of any breach or default of this Agreement shall constitute a waiver of any other or further breach or default hereof.

        14.   ENTIRE AGREEMENT: This Agreement and all Exhibits attached hereto (which are incorporated herein by this reference) are the entire understanding and agreement between the parties as to the subject matter hereof, and supersede all other prior and contemporaneous agreements and understandings of the parties in connection herewith. This Agreement may not be modified except by an agreement in writing executed by each party hereto. Supplier may not assign or otherwise transfer this Agreement, in whole or in part, without the prior written consent of ARAMARK. All invoices, purchase orders, sales confirmations or other writings submitted after the commencement date hereof shall be subject to the terms of this Agreement, conflicting terms contained in any such writing to the contrary notwithstanding. Supplier shall cause its employees, agents and contractors to comply with this Agreement. Supplier shall not provide or permit the supply to ARAMARK of materials associated with the Products, such as in the case of beverages, cups, which bear a brand owned by a third party, without the prior consent of ARAMARK.

        15.   GOVERNING LAW: This Agreement shall be governed by and construed under the laws of Pennsylvania, without giving effect to any choice or conflict of law or rules (whether of Pennsylvania or any other jurisdiction, state or country) that would cause the application of the laws of any jurisdiction or state or country, other than the Commonwealth of Pennsylvania, in the United States of America. The United Nations Convention on the International Sale of Goods is expressly excluded from this Agreement, including without limitation, all transactions occurring hereunder or contemplated hereby.

        16.   VENUE: Any litigation, or arbitration or other dispute resolution proceeding under this Agreement shall be commenced and maintained in the U.S. District Court, Eastern District of Pennsylvania, sitting in Philadelphia, Pennsylvania, or if subject matter jurisdiction is lacking, in the Court of Common Pleas, Philadelphia County, Philadelphia, Pennsylvania. The parties waive any objection to such venue, and agree that such venue is convenient.

        17.   TERM AND TERMINATION: (a) Term: This Agreement shall commence as of the first day of ARAMARK's April 2005 Period (hereinafter defined), which is April 2, 2005 and shall continue in

6

effect until the last day of ARAMARK's March 2007 Period, which is March 30, 2007 (the "Term"), unless sooner terminated, as provided in this Section.

        (b)   Termination at Will: Either party may terminate this Agreement at will, at any time during the Term, upon 60 days' written notice to the other party.

        (c)   Termination for Default: Either party (the "Non-Defaulting Party") may terminate this Agreement upon notice to the other party (the "Defaulting Party"), in the event of a breach or default of this Agreement by the Defaulting Party that is not cured within 30 days after receipt by the Defaulting Party of a notice from the Non-Defaulting Party, specifying the nature of such breach or default.

        (d)   Consequences of Termination: If this Agreement is terminated under any circumstances, Supplier shall pay to ARAMARK all unpaid Allowances earned by ARAMARK up to and including the termination date, on demand (the "Final Supplier Payment"). In addition, to the extent ARAMARK purchases Products from ARAMARK's designated distributors for a period of 120 days after the expiration or any termination of this Agreement, Supplier shall pay to ARAMARK all Allowances earned on such purchases at the Allowance rates set forth herein, with Allowances that are annual-based shall be pro-rated to 120 days. The parties agree that the preceding sentence is intended to cover a reasonable quantity of Product inventory laid-in to ARAMARK's designated distributors' inventory, and if Supplier delivers direct, at Supplier's distribution points, at the expiration or any termination hereof. This sub-Section shall survive the expiration or any termination hereof.

In case of termination of this Agreement by ARAMARK for Supplier's default, receipt by ARAMARK of the Final Supplier Payment shall not limit any of the rights and remedies available at law or in equity to ARAMARK as result of such default.

        IN WITNESS WHEREOF, the undersigned duly authorized representatives of Supplier and ARAMARK have hereunto set their respective hands and seals on the date first above written.

ARAMARK SCM, INC.		DEJA FOODS, INC.
By:	/s/ LAUREN J. RICHARDSON	By:	/s/ DAVID FOX
Name:	Lauren J. Richardson	Name:	David Fox
Title:	Vice President, Finance & Allied Procurement	Title:	President

7

EXHIBIT A
SPECIAL BUY FOOD PRODUCTS

        Special Buys: One time inventory liquidations made available due to a variety of reasons, including but not limited to over-production, packaging changes, cosmetic imperfections or code dates, etc.

Initial Categories include, but are not limited to:

Poultry

Meats

Bakery

Entrees

Frozen Fruit

Frozen Vegetables

Groceries

Disposables

Hot Lots—Special one-time offers with limited quantities

EXHIBIT B
MARGIN QUOTATION SHEET

Product Categories	From Manufacturer	From Deja Mixing Center
Poultry & Meats	8%	12%
Bakery	8%	12%
Entrees	8%	12%
Frozen Fruit	8%	12%
Frozen Vegetables	8%	12%
Groceries	8%	12%
Disposables	8%	12%
Hot Lots—Special one time opportunities with limited quantities		16%

EXHIBIT C

        Food Safety and Sanitation Standards for Suppliers to ARAMARK SCM, Inc. ("ARAMARK") (Current, subject to revision)

A.
All Suppliers must establish and administer the following programs:

        1.     An operating Hazard Analysis Critical Control Point Program ("HACCP"), under which the Supplier shall:

  •
  identify all hazards associated with products;

  •
  determine all Critical Control Points required to control identified hazards;

  •
  establish standards for all Critical Control Points;

  •
  establish procedures to monitor each Critical Control Point;

  •
  establish corrective actions to be taken when there is a deviation; and

  •
  establish verification procedures to determine that the HACCP system is working effectively, including a record keeping system for each Critical Control Point.

        2.     A documented and actionable Pest Control Program that incorporates integrated pest management practices to assure the facility is free of insects and rodents.

        3.     A documented Cleaning and Sanitation program.

        4.     A documented Product Safety and Recall Program that can track specific production lots of products and destinations, and incoming raw materials and finished products, ensuring appropriate "track-ability." Mock recalls shall be conducted every 6 months to assess the effectiveness of such Program.

        5.     A documented Listeria Environmental Program, for suppliers manufacturing and providing to ARAMARK ready-to-eat products.

        6.     A documented E Coli 0157H7 Program for raw ground beef products, for suppliers manufacturing and providing to ARAMARK raw ground beef products.

        7.     To the extent Supplier supplies meat products, or products containing meat, Supplier specifically represents, warrants and covenants that Supplier, and its vendors, are in compliance with Title 21 C.F.R. § 589.2000 (eff. August 4, 1997), prohibiting the feeding of ruminant meat and bone meal to ruminants, as now or hereafter amended or supplemented. Further, Supplier does not allow advanced meat recovery, sometimes known as "AMR", in products Supplier manufactures, or in products that Supplier purchases from others, and uses as an ingredient for Supplier's products.

B.
Compliance with these standards shall be monitored in 3 ways:

        1.     Annually, each Supplier shall certify in writing to ARAMARK that the Supplier is in compliance.

        2.     All Suppliers shall be subject to inspection by ARAMARK's Director of Food Safety or his designee, annually. Inspections shall include evaluating good manufacturing practices ("GMP's") and reviewing the Programs listed above. A minimum score of 85% is required for each inspection. If a score is below 85%, a reinspection shall be done within approximately 30 days, to verify correction of deficiencies. A score of less than 85% on reinspection may lead to de-certification of the Supplier. Suppliers shall bear all reasonable inspection costs, e.g. travel, lodging and meals of the ARAMARK Director of Food Safety.

        3.     Suppliers shall undergo inspections by independent nationally-recognized inspection services, at least annually. Such inspections shall include evaluating GMP's and the Programs listed above. ARAMARK recommends Silliker Laboratories, Randolph Associates, NSF Cook & Thurber, NFPA, American Institute of Baking and American Sanitation Institute as independent inspection services for use by Suppliers. Suppliers are free, however, to use other nationally-recognized inspection services. Suppliers shall bear all costs for these inspections. If requested, Suppliers shall provide ARAMARK with access to records and results of these inspections.

C.
Product Recalls

        1.     All ARAMARK manufacturers and distributors must have a documented product safety and recall program that can track specific lots of products and destinations. Mock recalls shall be conducted every six months to assess the effectiveness of such program. For manufacturers, the program shall include both incoming raw materials and finished products.

        2.     The following ARAMARK personnel must be notified when a recall occurs:

  Joe Arrasmith—Senior Purchasing Manager—Arrasmith-Joseph@Aramark.com
  Frank Leonardo—Director of Food Safety—Leonardo-Frank@Aramark.com
  Jim Spatola—Vice President, North American Distribution—Spatola-Jim@Aramark.com
  John Orobono—Senior Vice President, Supply Chain Management—Orobono-John@Aramark.com

Notice shall be given by fax at 215 238 8127 and 215 238 4070 and email as above, within 24 hours. Notice by fax and email shall be effective only upon confirmation of receipt from ARAMARK.

        3.     All ARAMARK components that have received recalled product must be notified within 24 hours, by fax or telephone. The recall notice must identify the product, and shall include all lot or code numbers, product disposition information, and such other information as may be required by law or regulation or that is customarily included in recall notices. All recall information must be to the attention of the component manager.

DEJA FOODS, INC.
a Nevada Corporation

WARRANT CERTIFICATE

WARRANT NUMBER A-	NUMBER OF WARRANTS:

CLASS "A" WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES
OF THE $.001 PAR VALUE COMMON STOCK OF
DEJA FOODS, INC.

THE ISSUE OF THESE WARRANTS HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER OF THESE WARRANTS IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

        FOR VALUE RECEIVED, Deja Foods, Inc. (the "Company"), a Nevada corporation, hereby certifies that                                                 , the registered holder hereof, or registered assigns, (the "Holder") subject to the terms and conditions hereinafter set forth and at any time during the period beginning from the date hereof until December 31, 2007, is entitled, subject to the terms of the Service Agreement of even date between the Holder and the Company, to:

             1.  Purchase            shares of the Common Stock of the Company at an exercise price of $1.50 per share of such Common Stock from the date hereof (the "Warrant Price").

             2.  Upon exercise of these Warrants, the registered Holder hereof shall surrender to the stock transfer agent of the Company this Warrant Certificate together with the form of subscription attached hereto and a certified check or bank draft payable to the order of the Company.

             3.  In the exercise of the Warrants no fractional shares the Common Stock of the Company shall be issued.

             4.  The Company covenants and agrees that shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof hereunder. This Warrant shall not be exercised by Holder in any state where such exercise would be unlawful such as a state in which the Company's Common Stock is not registered or qualified as the case requires.

             5.  The Company agrees at all times to reserve or hold available a sufficient number of shares of its Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of like tenor then outstanding.

             6.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable to accrue in respect to this Warrant or the interest represented hereby, or the shares which may be acquired hereunder, until or unless, and except to the extent that this Warrant shall be exercised and the Common Stock which may be acquired upon exercise thereof shall become deliverable.

             7.  The Warrants are redeemable by the Company, at its option, at the exercise price upon thirty (30) days written notice to the Holder (the "Call Notice Period") if the closing selling price of the Common Stock on any recognized securities exchange or quotation system averages $2.00 per share or more over twenty (20) consecutive trading days.

             8.  This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to acquire the number of shares which may be acquired hereunder, each of such new Warrants to represent the right to acquire such number of shares as may be designated by the registered Holder at the time of such surrender.

             9.  The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

           10.  The number of shares of Common Stock which may be acquired upon exercise of these Warrants and the Warrant Price shall be subject to adjustment from time to time as follows:

            a.     If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock which may be acquired upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased in each instance, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof the number of shares of Common Stock which may be acquired upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased in each instance.

            b.     If the Company shall distribute to all of the holders of its shares of Common Stock any security (except as provided in the preceding paragraph) or other assets (other than a distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment shall become effective as of the day following the record date for such distribution.

            c.     Whenever the number of shares of Common Stock which may be acquired upon the exercise of this Warrant is required to be adjusted as provided herein, the Warrant Price shall be adjusted (to the nearest cent) in each instance by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock which may be acquired hereunder upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock which may be acquired hereunder immediately thereafter.

            d.     In case of any reclassification of the outstanding shares of Common Stock, other than a change covered by paragraph (10a) above or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other that a consolidation merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expirations of the respective rights of exercise of the Warrant) to receive upon the exercise thereof using the same aggregate

2

    Warrant Price applicable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, which a holder of the number of shares of Common Stock of the Company would obtain upon exercise of the Warrants immediately prior to such event; and if any classification also results in a change in shares of Common Stock covered by paragraph (10a) above, then such adjustment shall be made pursuant to both paragraph (10a) above and this paragraph (10d). The provisions of this paragraph (10d) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

            e.     In case of the dissolution, liquidation or winding-up of the Company, all rights under any of the Warrants not theretofore exercised nor expired by their terms shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of the termination of purchase rights shall be given to the registered Holder of this Warrant as the same shall appear on the books of the Company, by certified or registered mail at least thirty (30) days prior to such termination date.

            f.      In case the Company shall, at any time prior to the Expiration Date of the Warrants, and prior to the exercise thereof, offer to the holders of its Common Stock any right to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the registered Holder of this Warrant not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date fixed for the determination of stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date be fixed with respect to such offer or subscription, and the right of the registered Holders hereof to participate in such offer or subscription shall terminate if this Warrant shall not be exercised nor converted on before the date of such closing of the books or such record date.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this 12th day of January, 2006.

Deja Foods, Inc., a Nevada corporation

	By:	David Fox, CEO
ATTEST:

Secretary

3

ASSIGNMENT FORM
(To be executed by the registered Holder to effect a
transfer of the within Warrant)

For Value Received	hereby sells, assigns, and transfers unto
(Please print or typewrite name and address, including postal zip code of assignee)

this Warrant and the rights represented thereby to purchase Common Stock of Deja Foods, Inc., in accordance with the terms and conditions thereof, and does hereby irrevocable constitute and appoint attorney to transfer this Warrant on the books of the Company with full power of substitution.
Date:	Signed

4

SUBSCRIPTION FORM
(To be executed by the Registered Holder to exercise the rights to purchase Common Stock evidenced by the within Warrant)

        The undersigned Registered Holder hereby irrevocably subscribes for                        shares of the Common Stock of Deja Foods,  Inc., pursuant and in accordance with the terms and conditions of the Warrant Certificate attached hereto and hereby makes payment of $                        therefore, and requests that certificate(s) for such shares be issued in the name of the undersigned and be delivered to the address stated below, and if such number of shares not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

Date:	Signed

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY. THE SIGNATURE TO THE ABOVE SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

5

Schedule 12(k)—Compliance with Other Instruments

The Parent did not repay the Neptune Company Asset Holdings ("Neptune") loan on March 31, 2006 and therefore, as of April 10, 2006 was in default for non-repayment of that loan. Neptune note payable will be paid off on the Closing Date.

The Parent did not provide its annual financial statements within 90 days of the fiscal year end, and therefore, as of April 1, 2006 is in default of the Celtic Capital Corporation ("Celtic") loan. Celtic note payable will be paid off on Closing Date.

Schedule 12(m)—Taxes

None.

Schedule 1(b)—Addresses for Maintenance of Tangible Collateral

Leased Offices

Deja Foods, Inc.
16501 Ventura Boulevard, Suite 601
Encino, CA 91436

M & L Wholesale Foods LLC
308 Washington Street
Denver, PA 17517

Deja Foods, Inc.
16501 Ventura Boulevard, Suite 511
Encino, CA 91436

Deja Foods, Inc.
950 Third Avenue, Suite 2804
New York, NY 10022

Leased Warehouses

Sierra Pacific
4300 Finch Road
Modesto, CA 95357
    Phone: (209) 572-2882
    Fax: (209) 572-2884
    Contact Phone: (209) 572-2882
    Contact Fax: (209) 572-2884

Empire Terminal
3422 West Kingsley Road
Garland, TX 75041
    Phone: (214) 275-1000 EXT4036
    Fax: (972) 271-4507
    Contact Phone: (214) 275-1000 EXT. 4036
    Contact Fax: (972) 271-4507

Denver Cold
555 A Sandy Hill Road
Denver, PA 17517
    Phone: (717) 336-3900
    Fax: (717) 336-5552
    Contact Phone: (717) 336-3900
    Contact Fax: (717) 336-5552

Kandel
2700 Gilkrest
Akron, OH 44305
    Phone: (330) 798-4111
    Fax: (330) 798-0489
    Contact Phone: (330) 798-4111
    Contact Fax: (330) 798-0489

Rancho Cold Storage
670 Mesquite Street
Los Angeles, CA 90021
    Phone: (213) 624-8861
    Fax: (213) 622-8256
    Contact Phone: (213) 624-8861
    Contact Fax: (213) 622-8256

Denver Cold Storage
300 Washington Street (Cold Whse #5)
Denver, PA 17517
    Phone: (717) 336-3900
    Fax: (717) 336-5552
    Email: gaily@denvercoldstorage.com
    Contact: ATTN: GAIL—APPT REQUIRED
    Contact Phone: (717) 336-3900
    Contact Fax: (717) 336-5552
    Contact Email: gaily@denvercoldstorage.com

Millard-Iowa
2710 Highway East
Iowa City, IA 52240
    Phone: (319) 351-2090
    Fax: (319) 351-7987
    Contact Phone: (319) 351-2090
    Contact Fax: (319) 351-7987

U.S. Cold Storage
33400 Doweta Avenue
Union City, CA 94587-1106
    Phone: (510) 489-8300
    Fax: (510) 489-0698
    Contact Phone: (510) 489-8300
    Contact Fax: (510) 489-0698

U. S. Cold Storage
3300 Park Row Drive
Arlington, TX 76010
    Phone: (817) 633-3070
    Fax: (817) 649-3505
    Contact Phone: (817) 633-3070
    Contact Fax: (817) 649-3505

U.S. Cold Storage
3100 52nd Avenue
Sacramento, CA 95823
    Phone: (916) 392-9160 Option 3
    Fax: (916) 392-5012
    Contact Phone: (916) 392-9160 X:3
    Contact Fax: (916) 392-5012

U.S. Cold Storage
5150 Pulaski Street
Dallas, TX 75247
    Phone: (214) 631-4863
    Fax: (214) 631-4615
    Contact Phone: (214) 631-4863
    Contact Fax: (214) 631-4615

American Port Services
198 Gulf Stream Road
Savannah, GA 31407
    Phone: (912) 966-2198
    Fax: (912) 965-0142
    Email: whitleyl@amportserv.com
    Contact: CINDY X-208, **APPT'S REQUIRED**
    Contact Phone: (912) 966-2198
    Contact Fax: (912) 965-0142

Atlas Cold Storage
422 S. Kildare
Chicago, IL 60632
    Phone: (773) 523-4850
    Fax: (773) 523-9507

Honee Bear Canning
72100 Michigan Route 40
Lawton, MI 49065
    Phone: (269) 624-4681
    Fax: (269) 624-6009
    Contact Phone: (269) 624-4681
    Contact Fax: (269) 624-6009

Cloverleaf-Fairfield
3100 Homeward Way
Fairfield, OH 45014
    Phone: (513) 860-5992
    Fax: (513) 870-5232
    Contact Phone: (513) 860-5992
    Contact Fax: (513) 870-5232

Cloverleaf
950 Cloverleaf Street SE
Massilon, OH 44646
    Phone: (330) 833-9870
    Contact Phone: (330) 833-9870

Schedule 2—Permitted Liens

Crown Credit Lien which is currently showing on the UCC search is incorrect and will be removed. This is a lien of Denver Cold Storage, the corporation controlled by the father of Myron Stoltzfus, Senior Vice President, and Member of the Board, Deja Foods, Inc.

Schedule 12(e) Liabilities

Item	Amount
Unsecured Note Payable-Ephrata National Bank- Due on Demand	$260,000
Secured Note Payable-M&T Bank*	600,000
Secured Note Payable-Neptune*	750,000
Secured Note Payable-Celtic Capital Corp*	717,660.97
Secured Note Payable-Myron Stoltzfus (Principal of $10,000 semi-monthly until paid in full)—Subordinated	202,879
Secured Note Payable-Chase Auto (Final Payment-2/2007)	13,692.28
Secured Note Payable-Volkswagen Credit (Final Payment-10/2006)	3,601.67
Secured Note Payable-Myron Stoltzfus (Matures 2/28/07—interest only)—Subordinated	333,333
Unsecured Notes Payable-Convertible Debentures (Matures 11/30/07—interest only)—Subordinated	1,153,500
Unsecured Loan Payable-Deja Plus (Matures 10 years, subject to liquidity)—Subordinated	1,946,052
TOTAL	$5,988,218.92

*—To be paid off on Closing Date

Schedule 12(f) Agreements; Action

Agreements:    Aramark Contract (attached)

Indebtedness	Amount
Unsecured Note Payable-Ephrata National Bank- Due on Demand	$260,000
Secured Note Payable-M&T Bank*	600,000
Secured Note Payable-Neptune*	750,000
Secured Note Payable-Celtic Capital Corp*	717,660.97
Secured Note Payable-Myron Stoltzfus (Principal of $10,000 semi-monthly until paid in full)—Subordinated	202,879
Secured Note Payable-Chase Auto (Final Payment-2/2007)	13,692.28
Secured Note Payable-Volkswagen Credit (Final Payment-10/2006)	3,601.67
Secured Note Payable-Myron Stoltzfus (Matures 2/28/07—interest only)—Subordinated	333,333
Unsecured Notes Payable-Convertible Debentures (Matures 11/30/07—interest only)—Subordinated	1,153,500
Unsecured Loan Payable-Deja Plus (Matures 10 years, subject to liquidity)—Subordinated	1,946,052
TOTAL	$5,988,218.92

Additional Convertible subordinated debentures in the aggregating $75,000 have been issued since December 31, 2005.

*—To be paid off on Closing Date

Schedule 12(h)—Changes in Obligations to Related Parties

Since the December 31, 2005 balance sheet date, the Receivable from David Fox, President and CEO has increased by $28,126—from $167,669 to $195,795.

Additional Convertible subordinated debentures in the aggregating $75,000 have been issued since December 31, 2005.

Schedule 12(i)—Title to Properties and Assets; Liens, Etc.

Financing Statement Due Diligence Search

Deja Foods, Inc.—Nevada

Secured Party	File Date	File No.	Expiration Date
Neptune Company Asset Holdings, LLC*	9/19/2005	2005029364-5	9/19/2010
Celtic Capital Corporation*	10/28/2005	2005033974-4	10/28/2010

M&L Wholesale Foods, LLC—Pennsylvania

Secured Party	File Date	File No.	Expiration Date
Manufacturing and Traders Trust Company*	9/2/2003	20030867918	9/2/2008
Crown Credit Company**	9/30/2004	20041014668	9/30/2009
Crown Credit Company**	9/30/2004	20041015137	9/30/2009
Neptune Company Asset Holdings, LLC*	9/19/2005	2005092104153	9/19/2010

        In addition, a Volkswagen and a Porsche on the books of Deja Foods are collateralized by loans made by Volkswagen Credit and Chase Auto.

        Deja Foods' notes payable in the amount of $333,333 and $202,879 to Myron Stoltzfus are collateralized by the assets of M & L Wholesale Foods and will be subordinated to the notes payable to Laurus Master Fund, Ltd.

        Deja Foods' note payable to Celtic Capital Corporation is collateralized by the assets of M & L Wholesale Foods by virtue of a blanket collateral agreement for all assets of Deja Foods, which includes its investment in M & L. Celtic Capital note will be paid off on the Closing Date.

*
—Paid at closing

**
—Crown Credit Lien which is currently showing on the UCC search is incorrect and will be removed. This is a lien of Denver Cold Storage, the corporation controlled by the father of Myron Stoltzfus, Senior Vice President, and Member of the Board, Deja Foods, Inc.

Schedule 12(l)—Litigation

        None.

Schedule 12(o)—Registration Rights and Voting Rights

        None.

Schedule 12(q)—Environmental Matters

        None.

Deja Foods, Inc and Subsidiary
Borrowing Base
4/20/2006

		Deja Foods, Inv	M&L Wholesale	(Total) Examiner Calculation
		(In thousands)
	Accounts Receivable per 4/18/06 Aging	$1,129	$543	$1,672
	Ineligibles
a	Past Due accounts (> 90 days)	36	102	138
b	Credit Balances > 90 days	17	0	17
c	Individuals	0	5	5
d	Affiliated Company Receivables	404	27	431
e	Dilution Reserve	14	11	25

	Total Ineligibles	$471	$145	$616

	Eligible Accounts Receivable	$658	$398	$1,056
	Proposed Advance Rate	90.0%	90.0%	90.0%

	Available Accounts Receivable	$593	$358	$950
	Inventory per 04/18/06 Perpetual	1,055	$1,384	2,439
	Ineligibles
f	Excess/Slow-Moving	5	86	91
g	Inventory at non-covered locations	580	0	580
	Total Ineligible	$585	$86	$671

	Eligible Inventory	$470	$1,298	$1,768
	Proposed Advance Rate	60.0%	60.0%	60.0%

	Available Inventory	$282	$779	$1,061

	Total Availability	$875	$1,137	$2,011
	Add Term Loan	$500		500
	Less Outstanding Revolver	$575	$608	1,183
	Less Term Loan	$725		725
	Less Fees	$31	$41	72

	Excess (Deficit) Availability	$43	$488	$531

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of April 21, 2006, by and between Deja Foods, Inc., a Nevada corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser").

        This Agreement is made pursuant to the Security Agreement, dated as of the date hereof, by and among the Purchaser, the Company and various subsidiaries of the Company (as amended, modified or supplemented from time to time, the "Security Agreement"), and pursuant to the Warrants referred to therein.

        The Company and the Purchaser hereby agree as follows:

        1.    Definitions.    Capitalized terms used and not otherwise defined herein that are defined in the Security Agreement shall have the meanings given such terms in the Security Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means shares of the Company's common stock, par value $0.001 per share.

          "Effectiveness Date" means, (i) with respect to the initial Registration Statement required to be filed in connection with the Warrants issued on the date hereof, a date no later than one-hundred eighty (180) days following the date hereof and (ii) with respect to each additional Registration Statement required to be filed hereunder (if any), a date no later than thirty (30) days following the applicable Filing Date.

          "Effectiveness Period" has the meaning set forth in Section 2(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

          "Filing Date" means, with respect to (1) the Registration Statement required to be filed in connection with the shares of Common Stock issuable to the Holder upon exercise of a Warrant, the date which is sixty (60) days after the issuance of such Warrant, and (2) the Registration Statement required to be filed in connection with the shares of Common Stock issuable to the Holder as a result of adjustments to the Exercise Price made pursuant to Section 4 of the Warrant or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Exercise Price.

          "Holder" or "Holders" means the Purchaser or any of its affiliates or transferees to the extent any of them hold Registrable Securities, other then those purchasing Registrable Securities in a market transaction.

          "Indemnified Party" has the meaning set forth in Section 5(c).

          "Indemnifying Party" has the meaning set forth in Section 5(c).

          "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registrable Securities" means the shares of Common Stock issuable upon exercise of the Warrants.

          "Registration Statement" means each registration statement required to be filed hereunder, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

          "Security Agreement" has the meaning given to such term in the Preamble hereto.

          "Trading Market" means any of the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange

          "Warrants" means the Common Stock purchase warrants issued in connection with the Security Agreement, whether on the date thereof or thereafter.

        2.    Registration.

          (a)   On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for a selling stockholder resale offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall cause each Registration Statement to become effective and remain effective as provided herein. The Company shall use its best efforts to cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall use its reasonable commercial efforts to keep each Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities covered by such Registration Statement have been sold or (ii) all Registrable Securities covered by such Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (each, an "Effectiveness Period").

          (b)   Within three business days of the Effectiveness Date, the Company shall cause its counsel to issue a blanket opinion in the form attached hereto as Exhibit A, to the transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by the Purchaser and confirmation by the Purchaser that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(b) shall be delivered to the Purchaser within the time frame set forth above.

2

        3.    Registration Procedures.    If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a)   prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its best efforts to cause such Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Purchaser copies of all filings and Commission letters of comment relating thereto;

          (b)   prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period applicable to such Registration Statement;

          (c)   furnish to the Purchaser such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Purchaser reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such Registration Statement;

          (d)   use its best efforts to register or qualify the Purchaser's Registrable Securities covered by such Registration Statement under the securities or "blue sky" laws of such jurisdictions within the United States as the Purchaser may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e)   list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f)    immediately notify the Purchaser at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

          (g)   make available for inspection by the Purchaser and any attorney, accountant or other agent retained by the Purchaser, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Purchaser.

        4.    Registration Expenses.    All expenses relating to the Company's compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of, and disbursements incurred by, one counsel for the Holders are called "Registration Expenses". All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called "Selling Expenses." The Company shall only be responsible for all Registration Expenses.

3

        5.    Indemnification.

          (a)   In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, and its officers, directors and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Purchaser or any such person in writing specifically for use in any such document.

          (b)   In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Purchaser to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for use in any such document. Notwithstanding the provisions of this paragraph, the Purchaser shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by the Purchaser in respect of Registrable Securities in connection with any such registration under the Securities Act.

          (c)   Promptly after receipt by a party entitled to claim indemnification hereunder (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an "Indemnifying Party"), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this

4

  Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

          (d)   In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Purchaser, or any officer, director or controlling person of the Purchaser, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or such officer, director or controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        6.    Representations and Warranties.

          (a)   Upon effectiveness of the Pending Registration Statement, the Common Stock shall be registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except with respect to certain matters which the Company has disclosed to the Purchaser on Schedule 12(u) to the Security Agreement, the Company shall timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has furnished to the Purchaser copies of: (i) its annual audited financial statements for the fiscal year ended December 31, 2005 (the "Financial Statements"). Each SEC of the Financial Statements was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the Financial Statements (and the notes thereto), as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of

5

  the circumstances under which they were made, not misleading. The Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such Financial Statement.

          (b)   The Company has prepared in all material respects the listing application in respect of its Common Stock to be, upon the effectiveness of the registration statement on Form SB-2 filed by the Company on January 17, 2006, as amended (the "Pending Registration Statement"), listed on Nasdaq Over the Counter Bulletin Board and the Company reasonably believes that it and such listing application shall satisfy all requirements for such listing on the Over the Counter Bulletin Board, and once listed on the Over the Counter Bulletin Board, the Company shall do all things necessary for the continuation of such listing. The Company has not received any notice that its Common Stock will not be listed on the Nasdaq Over the Counter Bulletin Board upon the effectiveness of the Pending Registration Statement or that its Common Stock shall not meet all requirements for such listing.

          (c)   Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Security Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Common Stock pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Common Stock to be integrated with other offerings (other than such concurrent offering to the Purchaser).

          (d)   The Warrants and the shares of Common Stock that the Purchaser may acquire pursuant to the Warrants are all restricted securities under the Securities Act as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Registrable Securities at such time as such Registrable Securities are registered for public sale or an exemption from registration is available, except as required by federal or state securities laws.

          (e)   The Company understands the nature of the Registrable Securities issuable upon the exercise of each Warrant and recognizes that the issuance of such Registrable Securities may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Registrable Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

          (f)    Except for agreements made in the ordinary course of business, there is no agreement that has not been filed with the Commission as an exhibit to a registration statement or to a form required to be filed by the Company under the Exchange Act, the breach of which could reasonably be expected to have a material and adverse effect on the Company and its subsidiaries, or would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

6

          (g)   The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for the full exercise of the Warrants.

        7.    Miscellaneous.

          (a)    Remedies.    In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

          (b)    No Piggyback on Registrations.    Except as and to the extent set forth on Schedule 7(b) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right for inclusion of shares in the Registration Statement to any of its security holders. Except as and to the extent specified in Schedule 7(b) hereto, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been fully satisfied.

          (c)    Compliance.    Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

          (d)    Discontinued Disposition.    Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Agreement, a "Discontinuation Event" shall mean (i) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7

          (e)    Piggy-Back Registrations.    If at any time after the date hererof there is not an effective Registration Statement covering all of the Registrable Securities required to be covered hereunder and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholder(s) to such inclusion under such registration statement.

          (f)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (g)    Notices.    Any notice or request hereunder may be given to the Company or the Purchaser at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(g). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, "Courier") or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

If to the Company:	Deja Foods, Inc. Attention: David Fox Chief Executive Officer 16501 Ventura Boulevard #608 Encino, CA 91436
Facsimile: 818 788 5036
with a copy to: Gregg D. Josephson, Esq. LOEB & LOEB LLP 10100 Santa Monica Blvd. Suite 2200 Los Angeles, CA 90067 Facsimile: (310) 282-2200 (fax)

8

If to a Purchaser:	To the address set forth under such Purchaser name on the signature pages hereto.
If to any other Person who is then the registered Holder:	To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter in accordance with this Section 7(g) by such Person.

          (h)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Security Agreement.

          (i)    Execution and Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (j)    Governing Law, Jurisdiction and Waiver of Jury Trial.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. The Company hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusion jurisdiction to hear and determine any Proceeding between the Company, on the one hand, and the Purchaser, on the other hand, pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, that the Purchaser and the Company acknowledge that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Agreement shall be deemed or operate to preclude the Purchaser from bringing a Proceeding in any other jurisdiction to collect the obligations, to realize on the Collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of the Purchaser. The Company expressly submits and consents in advance to such jurisdiction in any Proceeding commenced in any such court, and the Company hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. The Company hereby waives personal service of the summons, complaint and other process issued in any such Proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the Company at the address set forth in Section 7(g) and that service so made shall be deemed completed upon the earlier of the Company's actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. The parties hereto desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any Proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Purchaser and/or the Company arising out of, connected with, related or incidental to the relationship established between then in connection with this Agreement. If either party hereto shall commence a Proceeding to enforce any provisions of this Agreement, the Security Agreement or any other Ancillary Agreement, then the prevailing party in such Proceeding shall be

9

  reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

          (k)    Cumulative Remedies.    The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          (l)    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (m)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Balance of page intentionally left blank; signature page follows]

10

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

DEJA FOODS, INC.
By:	/s/ DAVID L. FOX
Name:	David L. Fox
Title:	CEO
LAURUS MASTER FUND, LTD.
By:	/s/ DAVID GRIN
Name:	David Grin
Title:	Director
Address for Notices:
825 Third Avenue, 14th Floor New York, New York 10022 Attention: John Tucker, Esq. Facsimile: 212-541-4434

11

EXHIBIT A

                        , 200

[Continental Stock Transfer
& Trust Company
Two Broadway
New York, New York 10004
Attn: William Seegraber]

  Re:
  [Newco] Registration Statement on Form [S-3]

Ladies and Gentlemen:

        As counsel to [Newco], a            (the "Company"), we have been requested to render our opinion to you in connection with the resale by the individuals or entitles listed on Schedule A attached hereto (the "Selling Stockholders"), of an aggregate of                        shares (the "Shares") of the Company's Common Stock.

        A Registration Statement on Form [S-3] under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of the Shares was declared effective by the Securities and Exchange Commission on [date]. Enclosed is the Prospectus dated [date]. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

        Based upon the foregoing, upon request by the Selling Stockholders at any time while the registration statement remains effective, it is our opinion that the Shares have been registered for resale under the Act and new certificates evidencing the Shares upon their transfer or re-registration by the Selling Stockholders may be issued without restrictive legend. We will advise you if the registration statement is not available or effective at any point in the future.

Very truly yours,
[Company counsel]

Schedule A to Exhibit A

Selling Stockholder	R/N/O	Shares Being Offered

SCHEDULE 7(b)

Deja Foods, Inc and Subsidiary
Borrowing Base
4/20/2006

		Deja Foods, Inv	M&L Wholesale	(Total) Examiner Calculation
		(In thousands)
	Accounts Receivable per 4/18/06 Aging	$1,129	$543	$1,672
	Ineligibles
a	Past Due accounts (> 90 days)	36	102	138
b	Credit Balances > 90 days	17	0	17
c	Individuals	0	5	5
d	Affiliated Company Receivables	404	27	431
e	Dilution Reserve	14	11	25

	Total Ineligibles	$471	$145	$616

	Eligible Accounts Receivable	$658	$398	$1,056
	Proposed Advance Rate	90.0%	90.0%	90.0%

	Available Accounts Receivable	$593	$358	$950
	Inventory per 04/18/06 Perpetual	1,055	$1,384	2,439
	Ineligibles
f	Excess/Slow-Moving	5	86	91
g	Inventory at non-covered locations	580	0	580
	Total Ineligible	$585	$86	$671

	Eligible Inventory	$470	$1,298	$1,768
	Proposed Advance Rate	60.0%	60.0%	60.0%

	Available Inventory	$282	$779	$1,061

	Total Availability	$875	$1,137	$2,011
	Add Term Loan	$500		500
	Less Outstanding Revolver	$575	$608	1,183
	Less Term Loan	$725		725
	Less Fees	$31	$41	72

	Excess (Deficit) Availability	$43	$488	$531

Schedule 7 (b) No Piggyback of Registrations

        None

Schedule 12(u)—Financial Statement Exceptions

        None.

    THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DEJA FOODS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to 1,053,550 Shares of Common Stock of
Deja Foods, Inc.
(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No.	Issue Date: April21, 2006

        DEJA FOODS, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, LAURUS MASTER FUND, LTD., or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time up to 1,053,550 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.001 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

        As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a)   The term "Company" shall include Deja Foods, Inc. and any person or entity which shall succeed, or assume the obligations of, Deja Foods, Inc. hereunder.

          (b)   The term "Common Stock" includes (i) the Company's Common Stock, par value $0.001 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (c)   The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

  (i)
  The "Exercise Price" applicable under this Warrant shall be $0.001 per share.

        1.    Exercise of Warrant.

          1.1    Number of Shares Issuable upon Exercise.    From and after the date hereof the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

          1.2    Fair Market Value.    For purposes hereof, the "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

            (a)   If the Company's Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or Capital Market of The Nasdaq Stock Market, Inc. ("Nasdaq"), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

            (b)   If the Company's Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD Over The Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

            (c)   Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

            (d)   If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

          1.3    Company Acknowledgment.    The Company will, at the time of the exercise of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

          1.4    Trustee for Warrant Holders.    In the event that a bank or trust company shall have been appointed as trustee for the holders of this Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

        2.    Procedure for Exercise.

          2.1    Delivery of Stock Certificates, Etc., on Exercise.    The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market

2

  Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

          2.2    Exercise.

          (a)   Payment may be made either (i) in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of this Warrant, or shares of Common Stock and/or Common Stock receivable upon exercise of this Warrant in accordance with the formula set forth in subsection (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

          (b)   Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=	Y(A-B) A
Where X =	the number of shares of Common Stock to be issued to the Holder
Y =
the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)
A =	the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)
B =	the Exercise Price per share (as adjusted to the date of such calculation)

        3.    Effect of Reorganization, Etc.; Adjustment of Exercise Price.

          3.1    Reorganization, Consolidation, Merger, Etc.    In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

          3.2    Dissolution.    In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions

3

  made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder.

          3.3    Continuation of Terms.    Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

        4.    Extraordinary Events Regarding Common Stock.    In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 4).

        5.    Certificate as to Adjustments.    In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder and any Warrant agent of the Company (appointed pursuant to Section 12 hereof).

4

        6.    Reservation of Stock, Etc., Issuable on Exercise of Warrant.    The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

        8.    Assignment; Exchange of Warrant.    Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel (at the Company's expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

        9.    Replacement of Warrant.    On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

        10.    Registration Rights.    The Holder has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Holder dated as of the date hereof, as the same may be amended, modified and/or supplemented from time to time.

        11.    Maximum Exercise.    Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 4.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 4.99% of the then outstanding shares of Common Stock). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the proviso to the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior notice to the Company and (y) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement dated as of the date hereof among the Holder, the Company and various subsidiaries of the Company (as amended, modified, restated and/or supplemented from time to time, the "Security Agreement")).

5

        12.    Warrant Agent.    The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 8, and replacing this Warrant pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

        13.    Transfer on the Company's Books.    Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

        14.    Grant of Irrevocable Proxy.

        For good and valuable consideration, receipt of which is hereby acknowledged, Laurus Master Fund, Ltd., hereby appoints the Company (the "Proxy Holder"), with a mailing address at                         , with full power of substitution, as proxy, to vote all shares of Common Stock of the Company, now or in the future owned by Laurus Master Fund, Ltd., but solely to the extent issuable upon exercise of this Warrant (the "Shares").

        This proxy is irrevocable and coupled with an interest. Upon the sale or other transfer of the Shares, in whole or in part, or the assignment of this Warrant, this proxy shall automatically terminate (x) with respect to such sold or transferred Shares at the time of such sale and/or transfer, and (y) with respect to all Shares in the case of an assignment of this Warrant, at the time of such assignment, in each case, without any further action required by any person.

        Laurus Master Fund, Ltd. shall use its best efforts to forward to Proxy Holder within two (2) business days following Laurus Master Fund, Ltd.'s receipt thereof, at the address for Proxy Holder set forth above, copies of all materials received by Laurus Master Fund, Ltd. relating, in each case, to the solicitation of the vote of shareholders of the Company.

        This proxy shall remain in effect with respect to the Shares of the Company during the period commencing on the date hereof and continuing until the payment in full of all obligations and liabilities owing by the Company to Laurus Master Fund, Ltd. (as the same may be amended, restated, extended or modified from time to time).

        15.    Notices, Etc.    All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

        16.    Miscellaneous.    This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or

6

unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

7

        IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

DEJA FOODS, INC.
WITNESS:	/s/ SCOTT MATIS Scott Matis
		By:	/s/ DAVID L. FOX
		Name:	David L. Fox
		Title:	CEO

8

EXHIBIT A

FORM OF SUBSCRIPTION
(To Be Signed Only On Exercise Of Warrant)

TO:	DEJA FOODS, INC.

  Attention: Chief Financial Officer

        The undersigned, pursuant to the provisions set forth in the attached Warrant (No.             ), hereby irrevocably elects to purchase (check applicable box):

☐	shares of the common stock covered by such warrant; or
☐	the maximum number of shares of common stock covered by such warrant pursuant to the cashless exercise procedure set forth in Section 2.

        The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $            . Such payment takes the form of (check applicable box or boxes):

☐	$ in lawful money of the United States; and/or
☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of shares of Common Stock (using a Fair Market Value of $ per share for purposes of this calculation); and/or
☐
the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

        The undersigned requests that the certificates for such shares be issued in the name of, and delivered to                        whose address is                                                 .

        The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:	(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

9

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT
(To Be Signed Only On Transfer Of Warrant)

        For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of [Newco] into which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of [Newco] with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:	(Signature must conform to name of holder as specified on the face of the Warrant)
Address:
SIGNED IN THE PRESENCE OF:
(Name)
ACCEPTED AND AGREED: [TRANSFEREE]
(Name)

10

DEJA FOODS, INC.
16501 Ventura Boulevard #608
Encino, CA 91436

April 21, 2006

Scott J. Giordano
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Direct Dial: (212) 407-4104
Fax: (212) 407-4990

RE:	Deja Foods, Inc.—Escrow Release Gross Escrow Deposit: $2,511,000

Dear Mr. Giordano:

        These instructions are given to you pursuant to a Funds Escrow Agreement among Deja Foods, Inc. (the "Company") and Loeb & Loeb LLP, as Escrow Agent. Subject to the terms set forth below, you are instructed to disburse $2,511,000 of the investor's funds received by you to and on the Company's behalf as follows:

Disbursements to the Company
1. $288,661—	Deja Foods, Inc., pursuant to the following wire instructions:
	Bank:	PACIFIC WESTERN BANK 9454 WILSHIRE BLVD., (800) 654-7962 BEVERLY HILLS, CA 90212
	ABA #:	122238200
	Account #:	002596741
	Account Name:	DEJA FOODS, INC
Disbursements to the Company's Lenders
2. $601,372—	Manufacturers and Traders Trust Company pursuant to the following wire instructions:
	Bank:	Manufacturers and Traders Trust Company
	ABA #:	0022000046
	Account #:	GL02684000/CS0675
	Account Name:	M & L Wholesale Foods
	Reference:	Contact Ken Milliken (717) 255-2372 CLN 9940191876
3. $752,659—	Neptune Company Asset Holdings, LLC pursuant to the following wire instructions:
	Bank:	Bank of America 8828 E Pinnacle Peak Road Scottsdale, AZ 85255
	ABA #:	026009593
	Account #:	004659075055
	Account Name:	Neptune Company Asset Holdings, LLC
	Reference:	Deja Foods, Inc. Payoff

4. $656,308—	Celtic Capital Corporation pursuant to the following wire instructions:
	Bank:	Wells Fargo, N.A.
	ABA #:	121000248
	Account #:	4174689588
	Account Name:	Celtic Capital Corporation
	Reference:	Deja Foods, Inc.
Disbursements to the Laurus Capital Management, LLC
5. $ 30,000—	Laurus Capital Management, L.L.C. (for payment in full of all due diligence and documentation fees owed by the Company), pursuant to the following wire instructions:
	Bank:	North Fork Bank New York, NY 10022
	ABA Number:	021407912
	For Credit to:	Laurus Capital Management, LL.C.
	Account Number:	2774045278
6. $180,000—	Laurus Capital Management, L.L.C. (management fee), pursuant to the following wire instructions:
	Bank:	North Fork Bank New York, NY 10022
	ABA Number:	021407912
	For Credit to:	Laurus Capital Management, LL.C.
	Account Number:	2774045278
Disbursements to the Escrow Agent
7. $ 2,000—	Loeb & Loeb LLP (for escrow agent fee), pursuant to the following wire instructions:
	Bank:	Citibank, N.A.
	ABA No:	021000089
	Acct. No.:	02674308
	Reference:	Laurus Escrow Arrangement

Very truly yours,
DEJA FOODS, INC.
By:	/s/ DAVID L. FOX
Name:	David L. Fox
Title:	CEO

Schedule 1

Deja Foods, Inc.
16501 Ventura Boulevard, Suite 601
Encino, CA 91436
 Pacific Western Bank
9454 Wilshire Boulevard
Beverly Hills, CA 90212

Loeb & Loeb
345 Park Avenue
New York, NY 10154

M&T Bank
    Manufacturers and Traders Trust Company
    213 Market Street
    Harrisburg, PA 17101

Neptune Company
23623 North Scottsdale Road, Suite D-3269
Scottsdale, AZ 85255

Bank of America
    Bank of America
    8828 E Pinnacle Peak Road
    Scottsdale, AZ 85255

Celtic Capital Corporation
2951 28th Street, Suite 2030
Santa Monica, CA 90405

Wells Fargo Bank
    Wells Fargo, N.A.
    433 North Camden Drive
    Beverly Hills, CA 90210

Laurus Capital Management, LLC
825 3rd Ave. 14th Floor
New York, NY 10022

EQUITY PLEDGE AGREEMENT

        This Equity Pledge Agreement (this "Agreement"), dated as of April 21, 2006, among Laurus Master Fund, Ltd. (the "Pledgee"), Deja Foods, Inc., a Nevada corporation (the "Company"), and each of the other undersigned parties (other than the Pledgee) (the Company and each such other undersigned party, a "Pledgor" and collectively, the "Pledgors").

BACKGROUND

        The Company and certain of its subsidiaries have entered into a Security Agreement dated as of April    , 200            (as amended, modified, restated or supplemented from time to time, the "Security Agreement"), pursuant to which the Pledgee provides or will provide certain financial accommodations to the Company and certain subsidiaries of the Company.

        In order to induce the Pledgee to provide or continue to provide the financial accommodations described in the Security Agreement0, each Pledgor has agreed to pledge and grant a security interest in the collateral described herein to the Pledgee on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1.    Defined Terms.    All capitalized terms used herein which are not defined shall have the meanings given to them in the Security Agreement.

        2.    Pledge and Grant of Security Interest.    To secure the full and punctual payment and performance of (the following clauses (a) and (b), collectively, the "Obligations") (a) the obligations under the Security Agreement and the Ancillary Agreements referred to in the Security Agreement (the Security Agreement and the Ancillary Agreements, as each may be amended, restated, modified and/or supplemented from time to time, collectively, the "Documents") and (b) all other obligations and liabilities of each Pledgor to the Pledgee whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such in any case commenced by or against any Pledgor under Title 11, United States Code, including, without limitation, obligations of each Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case), each Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Pledgee in all of the following (the "Collateral"):

          (a)   the shares of stock or other equity interests set forth on Schedule A annexed hereto and expressly made a part hereof (together with any additional shares of stock or other equity interests acquired by any Pledgor, the "Pledged Stock"), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

          (b)   all additional shares of stock or other equity interests of any issuer (each, an "Issuer") of the Pledged Stock from time to time acquired by any Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

          (c)   all options and rights, whether as an addition to, in substitution of or in exchange for any shares of any Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

        3.    Delivery of Collateral.    All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Pledgee. Each Pledgor hereby authorizes the Issuer upon demand by the Pledgee to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to the Pledgee, in each case to be held by the Pledgee, subject to the terms hereof. Upon the occurrence and during the continuance of an Event of Default (as defined below), the Pledgee shall have the right, during such time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Stock. In addition, the Pledgee shall have the right at such time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

        4.    Representations and Warranties of each Pledgor.    Each Pledgor jointly and severally represents and warrants to the Pledgee (which representations and warranties shall be deemed to continue to be made until all of the Obligations have been paid in full and each Document and each agreement and instrument entered into in connection therewith has been irrevocably terminated) that:

          (a)   the execution, delivery and performance by each Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to any Pledgor;

          (b)   this Agreement constitutes the legal, valid, and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms;

          (c)   (i) all Pledged Stock owned by each Pledgor is set forth on Schedule A hereto and (ii) each Pledgor is the direct and beneficial owner of each share of the Pledged Stock;

          (d)   all of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable;

          (e)   no consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgee of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

          (f)    there are no pending or, to the best of Pledgor's knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

          (g)   each Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgee in accordance with the terms of this Agreement;

          (h)   each Pledgor owns each item of the Collateral and, except for the pledge and security interest granted to Pledgee hereunder, the Collateral shall be, immediately following the closing of the transactions contemplated by the Documents, free and clear of any other security interest, mortgage, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, "Liens");

          (i)    there are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

2

          (j)    none of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

          (k)   the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Pledgee all rights of each Pledgor in the Collateral as contemplated by this Agreement; and

          (l)    The Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of each Issuer.

        5.    Covenants.    Each Pledgor jointly and severally covenants that, until the Obligations shall be indefeasibly satisfied in full and each Document and each agreement and instrument entered into in connection therewith is irrevocably terminated:

          (a)   No Pledgor will sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor will any Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby.

          (b)   Each Pledgor will, at its expense, defend Pledgee's right, title and security interest in and to the Collateral against the claims of any other party.

          (c)   Each Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effectuate the purposes of this Agreement including, but without limitation, delivering to Pledgee, upon the occurrence of an Event of Default, irrevocable proxies in respect of the Collateral in form satisfactory to Pledgee. Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute Pledgor's proxy to Pledgee or its nominee to vote all shares of Collateral then registered in each Pledgor's name.

          (d)   No Pledgor will consent to or approve the issuance of (i) any additional shares of any class of capital stock or other equity interests of the Issuer; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Collateral pursuant to this Agreement.

          (e)   Each Pledgor agrees to execute and deliver to each Issuer that is a limited liability company or a limited partnership a control acknowledgment ("Control Acknowledgment") substantially in the form of Exhibit A hereto. Each Pledgor shall cause each such Issuer to acknowledge in writing its recept and acceptance thereof. Such Control Acknowledgment shall instruct such Issuer to follow instructions from Pledgee without any Pledgor's consultation or consent.

        6.    Voting Rights and Dividends.    In addition to the Pledgee's rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, beyond any applicable cure period, the Pledgee shall (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (each Pledgor hereby irrevocably constituting and appointing the Pledgee, with full power of substitution, the proxy and attorney-in-fact of each Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral. No Pledgor shall be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Pledgee, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that each Pledgor shall give at least five (5) days' written notice of the manner in which such Pledgor

3

intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. Following the occurrence of an Event of Default, all dividends and all other distributions in respect of any of the Collateral, shall be delivered to the Pledgee to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of any other Pledgor, and be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

        7.    Event of Default.    An "Event of Default" under this Agreement shall occur upon the happening of any of the following events:

          (a)   An "Event of Default" under any Document or any agreement or note related to any Document shall have occurred and be continuing beyond any applicable cure period;

          (b)   Any Pledgor shall default in the performance of any of its obligations under any Document, including, without limitation, this Agreement, and such default shall not be cured during the cure period applicable thereto;

          (c)   Any representation or warranty of any Pledgor made herein, in any Document or in any agreement, statement or certificate given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect;

          (d)   Any portion of the Collateral is subjected to a levy of execution, attachment, distraint or other judicial process or any portion of the Collateral is the subject of a claim (other than by the Pledgee) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of fifteen (15) business days after the occurrence thereof; or

          (e)   Any Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

        8.    Remedies.    In case an Event of Default shall have occurred and is continuing, the Pledgee may:

          (a)   Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

          (b)   Exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

          (c)   Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or

4

  adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by applicable law.

        Each Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by the Pledgee hereunder, whether upon sale of the Collateral or any part thereof or otherwise, shall be held by the Pledgee and applied by it as provided in Section 10 hereof. No failure or delay on the part of the Pledgee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. The Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Obligations. In addition to the foregoing, Pledgee shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York (the "UCC") regardless of the jurisdiction in which enforcement hereof is sought.

        9.    Private Sale.    Each Pledgor recognizes that the Pledgee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. Each Pledgor agrees that the Pledgee has no obligation to delay sale of any Collateral for the period of time necessary to permit the Issuer to register the Collateral for public sale under the Securities Act.

        10.    Proceeds of Sale.    The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Pledgee as follows:

          (a)   First, to the payment of all costs, reasonable expenses and charges of the Pledgee and to the reimbursement of the Pledgee for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), attorneys' fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by Pledgee in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

          (b)   Second, to the payment of the Obligations, in whole or in part, in such order as the Pledgee may elect, whether or not such Obligations is then due;

          (c)   Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-615(a)(3) of the UCC; and

          (d)   Fourth, to the extent of any surplus to the Pledgors or as a court of competent jurisdiction may direct.

        In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, each Pledgor shall be jointly and severally liable for the deficiency plus the costs and fees of any attorneys employed by Pledgee to collect such deficiency.

5

        11.    Waiver of Marshaling.    Each Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

        12.    No Waiver.    Any and all of the Pledgee's rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of any Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee in reference to any of the Obligations. Each Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if such Pledgor had expressly agreed thereto in advance. No delay or extension of time by the Pledgee in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgee to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Pledgee's right to take any action against any Pledgor or to exercise any other power of sale, option or any other right or remedy.

        13.    Expenses.    The Collateral shall secure, and each Pledgor shall pay to Pledgee on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable attorneys' fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Pledgee under this Agreement or with respect to any of the Obligations.

        14.    The Pledgee Appointed Attorney-In-Fact and Performance by the Pledgee.    Upon the occurrence of an Event of Default, each Pledgor hereby irrevocably constitutes and appoints the Pledgee as such Pledgor's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in such Pledgor's name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Pledgor, which such Pledgor could or might do or which the Pledgee may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into the Pledgee's name. Each Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If any Pledgor fails to perform any agreement herein contained, the Pledgee may itself perform or cause performance thereof, and any costs and expenses of the Pledgee incurred in connection therewith shall be paid by the Pledgors as provided in Section 10 hereof.

        15.    Waivers.    THE PARTIES HERETO DESIRES THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEN IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

        16.    Recapture.    Notwithstanding anything to the contrary in this Agreement, if the Pledgee receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency

6

law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Pledgee, each Pledgor's obligations to the Pledgee shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Pledgee, which payment shall be due on demand.

        17.    Captions.    All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

        18.    Miscellaneous.

          (a)   This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

          (b)   No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

          (c)   In the event that any provision of this Agreement or the application thereof to any Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

          (d)   This Agreement shall be binding upon each Pledgor, and each Pledgor's successors and assigns, and shall inure to the benefit of the Pledgee and its successors and assigns.

          (e)   Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Security Agreement.

          (f)    THIS AGREEMENT AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (g)   EACH PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY PLEDGOR, ON THE ONE HAND, AND THE PLEDGEE, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, PROVIDED, THAT EACH PLEDGOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PLEDGEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE INDEBTEDNESS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE INDEBTEDNESS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PLEDGEE.

7

  EACH PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PLEDGOR AT THE ADDRESS SET FORTH IN THE THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE SUCH PLEDGOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          (h)   It is understood and agreed that any person or entity that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of any Document, shall become a Pledgor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to the Pledgee, (y) delivering supplements to such exhibits and annexes to such Documents as the Pledgee shall reasonably request and/or set forth in such joinder agreement and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

          (i)    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

[Remainder of Page Intentionally Left Blank]

8

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

DEJA FOODS, INC.
By:	/s/ DAVID L. FOX
Name:	David L. Fox
Title	CEO
LAURUS MASTER FUND, LTD.
By:	/s/ DAVID GRIN
Name:	David Grin
Title	Director

9

SCHEDULE A to the Stock Pledge Agreement

Pledged Stock

Pledgor	Issuer	Class of Units	Stock Certificate Number	Par Value	Number of Units	% of outstanding Shares
Deja Foods, Inc.	M&L Wholesale Foods, LLC	N/A	1	N/A	100	100%

10

EXHIBIT A

FORM OF CONTROL ACKNOWLEDGMENT

ISSUER	MEMBERSHIP INTEREST OWNERS:
M&L WHOLESALE FOODS, LLC	DEJA FOODS, INC.

        Reference is hereby made to that certain Amended and Restated Stock Pledge Agreement, dated as of April 21, 2006 and amended and restated as of March    , 2006 (the "Pledge Agreement"), between the above-referenced members ("Pledgors") of M&L Wholesale Foods, LLC, a Pennsylvania limited liability company, (a "Issuer") and Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

        M&L Wholesale Foods, LLC is hereby instructed by Pledgors that all of Pledgors' right, title and interest in and to all of Pledgors' rights in connection with any membership interests in M&L Wholesale Foods, LLC now and hereafter owned by Pledgors are subject to a pledge and security interest in favor of Laurus. Pledgors hereby instructs M&L Wholesale Foods, LLC to act upon any instruction delivered to it by the Laurus with respect to the Collateral without seeking further instruction from Pledgors, and, by its execution hereof, M&L Wholesale Foods, LLC agrees to do so.

        M&L Wholesale Foods, LLC, by its written acknowledgment and acceptance hereof, hereby acknowledges receipt of a copy of the aforementioned Pledge Agreement and agrees promptly to note on its books the security interest granted under such Pledge Agreement. M&L Wholesale Foods, LLC also waives any rights or requirements at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Collateral in the name of the Laurus or its nominee or the exercise of voting rights by the Laurus or its nominee.

[Remainder of this page intentionally left blank]

11

IN WITNESS WHEREOF, Pledgors have caused this Control Acknowledgment to be duly signed and delivered by its officer duly authorized as of this        day of April 2006.

DEJA FOODS, INC.

By:
Name:
Title:
Acknowledged and accepted this day of April 2006.
M&L WHOLESALE FOODS, LLC

By:
Name:
Title:

12

FUNDS ESCROW AGREEMENT

        This Agreement (this "Agreement") is dated as of the 21 day of April 2006 among Deja Foods, Inc., a Nevada corporation (the "Company"), Laurus Master Fund, Ltd. (the "Purchaser"), and Loeb & Loeb LLP (the "Escrow Agent"):

W I T N E S S E T H:

        WHEREAS, the Purchaser has advised the Escrow Agent that (a) the Company and the Purchaser have entered into a Security Agreement (the "Security Agreement") for the sale by the Company to the Purchaser of a secured non-convertible revolving note (the "Note"), (b) the Company has issued to the Purchaser a common stock purchase warrant (the "Warrant") in connection with the issuance of the Note, and (c) the Company and the Purchaser have entered into a Registration Rights Agreement covering the registration of the Company's common stock underlying the Warrant (the "Registration Rights Agreement");

        WHEREAS, the Company and the Purchaser wish to deliver to the Escrow Agent copies of the Documents (as hereafter defined) and, following the satisfaction of all closing conditions relating to the Documents, the Purchaser to deliver the Escrowed Payment (as hereafter defined), in each case, to be held and released by Escrow Agent in accordance with the terms and conditions of this Agreement; and

        WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

        NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

        1.1.    Definitions.    Whenever used in this Agreement, the following terms shall have the meanings set forth below.

          (a)   "Agreement" means this Agreement, as amended, modified and/or supplemented from time to time by written agreement among the parties hereto.

          (b)   "Closing Payment" means the closing payment to be paid to Laurus Capital Management, LLC, the fund manager, as set forth on Schedule A hereto.

          (c)   "Disbursement Letter" means that certain letter delivered to the Escrow Agent by the Company, acceptable in form and substance to the Purchaser, setting forth wire instructions and amounts to be funded at the Closing.

          (d)   "Documents" means copies of the Disbursement Letter, the Security Agreement, the Note, the Warrant and the Registration Rights Agreement.

          (e)   "Escrowed Payment" means $2,511,000.

        1.2.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties hereto with respect to the arrangement with the Escrow Agent and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written with respect to the arrangement with the Escrow Agent. There are no warranties, representations and other agreements made by the parties in connection with the arrangement with the Escrow Agent except as specifically set forth in this Agreement.

        1.3.    Extended Meanings.    In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

        1.4.    Waivers and Amendments.    This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, in each case only by a written instrument signed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

        1.5.    Headings.    The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

        1.6.    Law Governing this Agreement; Consent to Jurisdiction.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. With respect to any suit, action or proceeding relating to this Agreement or to the transactions contemplated hereby ("Proceedings"), each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the County of New York, State of New York and the United States District court located in the county of New York in the State of New York. Each party hereto hereby irrevocably and unconditionally (a) waives trial by jury in any Proceeding relating to this Agreement and for any related counterclaim and (b) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. As between the Company and the Purchaser, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of this Agreement shall not be affected and shall remain in full force and effect.

        1.7.    Construction.    Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

ARTICLE II

APPOINTMENT OF AND DELIVERIES TO THE ESCROW AGENT

        2.1.    Appointment.    The Company and the Purchaser hereby irrevocably designate and appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent by its execution and delivery of this Agreement hereby accepts such appointment under the terms and conditions set forth herein.

        2.2.    Copies of Documents to Escrow Agent.    On or about the date hereof, the Purchaser and the Company shall deliver to the Escrow Agent copies of the Documents executed by such parties.

        2.3.    Delivery of Escrowed Payment to Escrow Agent.    Following the satisfaction of all closing conditions relating to the Documents (other than the funding of the Escrowed Payment), the Purchaser shall deliver to the Escrow Agent the Escrowed Payment. At such time, the Escrow Agent shall hold the Escrowed Payment as agent for the Company, subject to the terms and conditions of this Agreement.

        2.4.    Intention to Create Escrow Over the Escrowed Payment.    The Purchaser and the Company intend that the Escrowed Payment shall be held in escrow by the Escrow Agent and released from escrow by the Escrow Agent only in accordance with the terms and conditions of this Agreement.

2

ARTICLE III

RELEASE OF ESCROW

        3.1.    Release of Escrow.    Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrowed Payment from escrow as follows:

          (a)   Upon receipt by the Escrow Agent of (i) oral instructions from David Grin and/or Eugene Grin (each of whom is a director of the Purchaser) consenting to the release of the Escrowed Payment from escrow in accordance with the Disbursement Letter following the Escrow Agent's receipt of the Escrowed Payment, (ii) the Disbursement Letter, and (iii) the Escrowed Payment, the Escrowed Payment shall promptly be disbursed in accordance with the Disbursement Letter. The Disbursement Letter shall include, without limitation, Escrow Agent's authorization to retain from the Escrowed Payment Escrow Agent's fee for acting as Escrow Agent hereunder and the Closing Payment for delivery to Laurus Capital Management, LLC in accordance with the Disbursement Letter.

          (b)   Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order") relating to the Escrowed Payment, the Escrow Agent shall remit the Escrowed Payment in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order is a court of competent jurisdiction and that the Court Order is final and non-appealable.

        3.2.    Acknowledgement of Company and Purchaser; Disputes.    The Company and the Purchaser acknowledge that the only terms and conditions upon which the Escrowed Payment are to be released from escrow are as set forth in Sections 3 and 4 of this Agreement. The Company and the Purchaser reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Payment. Any dispute with respect to the release of the Escrowed Payment shall be resolved pursuant to Section 4.2 or by written agreement between the Company and Purchaser.

ARTICLE IV

CONCERNING THE ESCROW AGENT

        4.1.    Duties and Responsibilities of the Escrow Agent.    The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

          (a)   The Purchaser and the Company acknowledge and agree that the Escrow Agent (i) shall not be required to inquire into whether the Purchaser, the Company or any other party is entitled to receipt of any Document or all or any portion of the Escrowed Payment; (ii) shall not be called upon to construe or review any Document or any other document, instrument or agreement entered into in connection therewith; (iii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (v) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (vi) shall not be responsible for the identity, authority or rights of any person, firm or company executing or delivering or purporting to execute or deliver this Agreement or any Document or any funds deposited hereunder or any endorsement thereon or assignment thereof; (vii) shall not be under any duty to give the property held by Escrow Agent

3

  hereunder any greater degree of care than Escrow Agent gives its own similar property; and (viii) may consult counsel satisfactory to Escrow Agent (including, without limitation, Loeb & Loeb, LLP or such other counsel of Escrow Agent's choosing), the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

          (b)   The Purchaser and the Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Purchaser and the Company hereby, jointly and severally, indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives from and against any and all actions taken or omitted to be taken by Escrow Agent or any of them hereunder and any and all claims, losses, liabilities, costs, damages and expenses suffered and/or incurred by the Escrow Agent arising in any manner whatsoever out of the transactions contemplated by this Agreement and/or any transaction related in any way hereto, including the fees of outside counsel and other costs and expenses of defending itself against any claims, losses, liabilities, costs, damages and expenses arising in any manner whatsoever out the transactions contemplated by this Agreement and/or any transaction related in any way hereto, except for such claims, losses, liabilities, costs, damages and expenses incurred by reason of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall owe a duty only to the Purchaser and the Company under this Agreement and to no other person.

          (c)   The Purchaser and the Company shall jointly and severally reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees (which counsel may be Loeb & Loeb LLP or such other counsel of the Escrow Agent's choosing) incurred in connection with the performance of its duties and responsibilities hereunder, which shall not (subject to Section 4.1(b)) exceed $2,000.

          (d)   The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) business days prior written notice of resignation to the Purchaser and the Company. Prior to the effective date of resignation as specified in such notice, the Purchaser and Company will issue to the Escrow Agent a joint instruction authorizing delivery of the Documents and the Escrowed Payment to a substitute Escrow Agent selected by the Purchaser and the Company. If no successor Escrow Agent is named by the Purchaser and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and deposit the Documents and the Escrowed Payment with the clerk of any such court, and/or otherwise commence an interpleader or similar action for a determination of where to deposit the same.

          (e)   The Escrow Agent does not have and will not have any interest in the Documents and the Escrowed Payment, but is serving only as escrow agent, having only possession thereof.

          (f)    The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be Loeb & Loeb, LLP or such other counsel of the Escrow Agent's choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except to the extent any such liability arose from its own willful misconduct or gross negligence.

          (g)   This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

4

          (h)   The Escrow Agent shall be permitted to act as counsel for the Purchaser or the Company, as the case may be, in any dispute as to the disposition of the Documents and the Escrowed Payment, in any other dispute between the Purchaser and the Company, whether or not the Escrow Agent is then holding the Documents and/or the Escrowed Payment and continues to act as the Escrow Agent hereunder.

          (i)    The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

        4.2.    Dispute Resolution; Judgments.    Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

          (a)   If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Documents and/or the Escrowed Payment, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Documents and the Escrowed Payment pending receipt of a joint instruction from the Purchaser and the Company, (ii) commence an interpleader or similar action, suit or proceeding for the resolution of any such dispute; and/or (iii) deposit the Documents and the Escrowed Payment with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Purchaser and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Documents and the Escrowed Payment. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel which such counsel may be Loeb & Loeb LLP or such other counsel of the Escrow Agent's choosing.

          (b)   The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Purchaser and the Company or to any other person, firm, company or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

        5.1.    Termination.    This escrow shall terminate upon disbursement of the Escrowed Payment in accordance with the terms of this Agreement or earlier upon the agreement in writing of the Purchaser and the Company or resignation of the Escrow Agent in accordance with the terms hereof.

5

        5.2.    Notices.    All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

(a) If to the Company, to:	Deja Foods, Inc. 16501 Ventura Boulevard #608 Encino, CA 91436
	Fax:	818 788 5036
	Attention:	David Fox
With a copy to:	Gregg D. Josephson, Esq. LOEB & LOEB LLP 10100 Santa Monica Blvd. Suite 2200 Los Angeles, CA 90067
(b) If to the Purchaser, to:	Laurus Master Fund, Ltd. M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House South Church Street, George Town Grand Cayman, Cayman Islands
	Fax:	345-949-8080
	Attention:	John Tucker, Esq.
(c) If to the Escrow Agent, to:	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154
	Fax:	(212) 407-4990
	Attention:	Scott J. Giordano, Esq.

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

        5.3.    Interest.    The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.

        5.4.    Assignment; Binding Agreement.    Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

        5.5.    Invalidity.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

        5.6.    Counterparts/Execution.    This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. This Agreement may be executed by facsimile transmission.

6

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:
DEJA FOODS, INC.

By:	/s/ DAVID FOX Name: David Fox Title: CEO
PURCHASER:
LAURUS MASTER FUND, LTD.

By:	/s/ DAVID GRIN Name: David Grin Title: Director
ESCROW AGENT:
LOEB & LOEB LLP

By:	/s/ SCOTT J. GIORDANO Name: Scott J. Giordano Title: Partner

7

SCHEDULE A TO FUNDS ESCROW AGREEMENT

PURCHASER	PRINCIPAL NOTE AMOUNT
LAURUS MASTER FUND, LTD., M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands Fax: 345-949-8080	Secured Non-Convertible Revolving Note in an aggregate principal amount of $5,000,000

TOTAL	$5,000,000

FUND MANAGER	CLOSING PAYMENT
LAURUS CAPITAL MANAGEMENT, L.L.C. 825 Third Avenue, 14th Floor New York, New York 10022 Fax: 212-541-4434	Closing payment payable in connection with investment by Laurus Master Fund, Ltd. for which Laurus Capital Management, L.L.C. is the Manager.

TOTAL	$180,000

WARRANTS

WARRANT RECIPIENT	WARRANTS IN CONNECTION WITH OFFERING
LAURUS MASTER FUND, LTD. M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands Fax: 345-949-8080	Warrant exercisable into 1,053,550 shares of common stock of the Company issuable in connection with the Secured Non-Convertible Revolving Note.

TOTAL	Warrants exercisable into 1,053,550 shares of common stock of the Company

SECURED NON-CONVERTIBLE REVOLVING NOTE

        FOR VALUE RECEIVED, each of DEJA FOODS, INC., a Nevada corporation (the "Parent"), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a "Company" and collectively, the "Companies"), jointly and severally, promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "Holder") or its registered assigns or successors in interest, the sum of Five Million Dollars ($5,000,000), or, if different, the aggregate principal amount of all Loans (as defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on April 21, 2009 (the "Maturity Date") if not sooner indefeasibly paid in full.

        Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement among the Companies and the Holder dated as of the date hereof (as amended, modified and/or supplemented from time to time, the "Security Agreement").

        The following terms shall apply to this Secured Non-Convertible Revolving Note (this "Note"):

ARTICLE I
CONTRACT RATE

        1.1    Contract Rate.    Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the "Principal Amount") shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time (the "Prime Rate"), plus three percent (3.0%) (the "Contract Rate"). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. The Contract Rate shall not at any time be less than ten percent (10%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on May 1, 2006 on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

        1.2    Contract Rate Payments.    The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date (each a "Determination Date").

ARTICLE II
EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS

        2.1    Events of Default.    The occurrence of an Event of Default under the Security Agreement shall constitute an event of default ("Event of Default") hereunder.

        2.2    Default Interest.    Following the occurrence and during the continuance of an Event of Default, the Companies shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to one and one-half percent (1.5%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

        2.3    Default Payment.    Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may elect, in addition to all rights and remedies of the Holder under the Security Agreement and the other Ancillary Agreements and all obligations and liabilities of each Company under the Security Agreement and the other Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment ("Default Payment"). The Default Payment shall be 118% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to the Notes, the

Security Agreement and/or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes and then to the outstanding principal balance of the Notes. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 2.3.

ARTICLE III
MISCELLANEOUS

        3.1    Cumulative Remedies.    The remedies under this Note shall be cumulative.

        3.2    Failure or Indulgence Not Waiver.    No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        3.3    Notices.    Any notice herein required or permitted to be given shall be in writing and shall be deemed effective given (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Company at the address provided for such Company in the Security Agreement executed in connection herewith, and to the Holder at the address provided in the Security Agreement for the Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the respective Company or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Parent pursuant to the Purchase Agreement.

        3.4    Amendment Provision.    The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

        3.5    Assignability.    This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

        3.6    Cost of Collection.    In case of any Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder the Holder's reasonable costs of collection, including reasonable attorneys' fees.

        3.7    Governing Law, Jurisdiction and Waiver of Jury Trial.

          (a)   THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (b)   EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING

2

  OUT OF OR RELATED TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS; PROVIDED, THAT, EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID

          (c)   EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

        3.8    Severability.    In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

        3.9    Maximum Payments.    Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

        3.10    Security Interest.    The Holder has been granted a security interest (i) in certain assets of the Companies as more fully described in the Security Agreement and (ii) pursuant to the Stock Pledge Agreement dated as of the date hereof.

        3.11    Construction.    Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved

3

against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

        3.12    Registered Obligation.    This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register the Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

[Balance of page intentionally left blank; signature page follows]

4

        IN WITNESS WHEREOF, each Company has caused this Secured Non-Convertible Revolving Note to be signed in its name effective as of this 21st day of April 2006.

DEJA FOODS, INC.

	By:	/s/ DAVID L. FOX Name: David L. Fox Title: CEO
WITNESS:
/s/ SCOTT MATIS Scott Matis
M&L WHOLESALE FOODS, LLC
	By:	/s/ DAVID L. FOX Name: David L. Fox Title: CEO
WITNESS:
/s/ SCOTT MATIS Scott Matis

5

EXHIBIT A

OTHER COMPANIES

[LOGO]

April 21, 2006

Deja Foods, Inc.
16501 Ventura Boulevard #608
Encino, CA 91436

    Re:    Overadvance Side Letter

To Whom it May Concern:

        Reference is hereby made to that certain Security Agreement dated as of April 21, 2006 by and among Deja Foods, Inc., a Nevada corporation ("Deja Foods") and such other subsidiaries of Deja Foods which hereafter may become a party thereto (such other subsidiaries, together with Deja Foods, collectively, the "Company") and Laurus Master Fund, Ltd. ("Laurus") (as amended, modified and/or supplemented from time to time, the "Security Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement. Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make a Loan to the Company in excess of the Formula Amount in effect on the date hereof (the "Overadvance"). The Overadvance is equal to an aggregate principal amount of $500,000, which the Company acknowledges it is receiving on the date hereof, and the Company is obligated to repay the Overadvance in full (i.e., $500,000 together with accrued interest and fees that reamin unpaid in respect thereof) as required by the terms and provisions of the Security Agreement.

        In connection with making the Overadvance, for a period of one hundred eighty (180) days from the date hereof (the "Period"), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances. Laurus further agrees that solely for such Period (but not thereafter), (i) the Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement and (ii) notwithstanding anything to the contrary set forth in Section 5(b)(iii) of the Security Agreement, the Overadvance rate of interest applicable to such Overadvance shall be 0.0% during the Period; provided that, upon expiration of the Period, notwithstanding the immediate repayment requirement of the Overadvance at such time as required pursuant to Section 3 of the Security Agreement, the Overadvance rate of interest set forth in Section 5(b)(iii) of the Security Agreement (the "Overadvance Rate") shall again be applicable to the outstanding amount of such Overadvance and such interest shall be payable monthly, in arrears, commencing on November 1, 2006 and continuing thereafter on the first business day of each consecutive calendar month. All other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.

        The Company understands that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is our determination that neither this Agreement nor the terms and provisions of this Agreement, (collectively, the "Information") are material. The Company has had an opportunity to consult with counsel concerning this determination. The Company hereby agrees that Laurus shall not be in violation of any duty to the Company or its shareholders, nor shall Laurus be deemed to be misappropriating any information of the Company, if Laurus sells shares of common stock of the Company, or otherwise engages in transactions with respect to securities of the Company, while in possession of the Information.

        This letter may not be amended or waived except by an instrument in writing signed by the Company and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

        If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

LAURUS MASTER FUND, LTD.

		By:	/s/ DAVID GRIN Name: David Grin Title: Director
Agreed and accepted on the date hereof
DEJA FOODS, INC., a Nevada corporation

By:	/s/ DAVID L. FOX Name: David L. Fox Title: CEO

LAURUS MASTER FUND, LTD.
825 Third Avenue
14th Floor
New York, New York 10022

April 21, 2006

Deja Foods, Inc.
M&L Wholesale Foods, LLC
16501 Ventura Boulevard #608
Encino, CA 91436

    Re:    Post-Closing Items

Ladies and Gentlemen:

        Reference is made to the Security Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or modified from time to time, the "Security Agreement") by and between Deja Foods, Inc. ("Deja"), M&L Wholesale Foods, LLC ("M&L", and together with Deja, the "Companies") and Laurus Master Fund, Ltd. ("Laurus") and all Ancillary Agreements (as such term is defined therein)(collectively, the "Documents"). Terms not otherwise defined herein shall have the meanings assigned thereto in the Security Agreement.

        In order to facilitate the closing of the transactions contemplated by the Documents within the time constraints of the Companies, Laurus is relying upon the Companies' covenant to satisfy the requirements set forth on the attached schedule ("Schedule A") within the time periods and under the conditions set forth therein, all in a manner (and when applicable, evidenced by agreements, instruments and documents) satisfactory in form and substance to Laurus.

        For and in consideration of Laurus's agreements contained herein, the Companies each acknowledges and agrees that its failure to satisfy the requirements set forth on Schedule A within the applicable time limits set forth herein and thereon with respect thereto shall, in each event, constitute an "Event of Default" under the Security Agreement and the Ancillary Agreements. No waiver, modification or amendment of any provision of this agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

        Except as expressly provided herein, nothing contained herein shall act as a waiver or excuse of performance of any obligations contained in the Documents.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

        This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

Very truly yours,
LAURUS MASTER FUND, LTD.

		By:	/s/ DAVID GRIN Name: David Grin Title: Director
The foregoing is hereby accepted and agreed to as of the date set forth above:
DEJA FOODS, INC.

By:	/s/ DAVID L. FOX
Name: David L. Fox Title: CEO Address: 16501 Ventura Blvd. Suite 601, Encino, CA 91436
M&L WHOLESALE FOODS, INC.

By:	/s/ DAVID L. FOX
Name: David L. Fox Title: CEO Address: 16501 Ventura Blvd. Suite 601, Encino, CA 91436

2

Schedule A

1.
Not later than May 31, 2006, with regard to such properties in which inventory is stored by the Companies, the Companies shall have such landlord waivers and warehouse agreements executed by the landlords of such properties as Laurus may require.

2.
Not later than May 7, 2006, the Companies shall provide to Laurus executed lockbox agreements satisfactory to Laurus for Deja Foods, Inc. and M&L Wholesale Foods, LLC.

3

SUBORDINATION AGREEMENT

        This Subordination Agreement (this "Agreement") is entered into as of the 1st, day of April, 2006, by and among Deja Plus High Yield Income Fund LLC, a California limited liability company (the "Subordinated Lender"), and Laurus Master Fund, Ltd. (the "Senior Lender"). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Security Agreement (as applicable) referred to below.

BACKGROUND

        WHEREAS, it is a condition to the Senior Lender's making an investment in Deja Foods, Inc., a Nevada corporation (the "Company") pursuant to, and in accordance with, (i)] that certain Security Agreement dated as of the date hereof by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "Security Agreement") and (ii) the Ancillary Agreements referred to in the Security Agreement.]

        WHEREAS, the Subordinated Lenders have made loans to the Company.

        NOW, THEREFORE, each Subordinated Lender and the Senior Lender agree as follows:

TERMS

        1.     All obligations of each the Company and/or any of its Subsidiaries to the Senior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as "Senior Liabilities". Any and all loans made by the Subordinated Lenders to the Company and/or any of its Subsidiaries, together with all other obligations of the Company and/or any of its Subsidiaries to any Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as "Junior Liabilities". It is expressly understood and agreed that the term "Senior Liabilities", as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of the Senior Lender, as against the Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

        2.     Except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities. Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability. [Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company and its Subsidiaries may make regularly scheduled principal and interest payments, as the case may be, to the Subordinated Lenders with respect to the Junior Liabilities, so long as (i) no Event of Default [(as defined in the Note)] has occurred and is continuing at the time of any such payment and (ii) the amount of such regularly scheduled principal payments and the rate of interest, in each case, with respect to the Junior Liabilities is not increased from that in effect on the date hereof.]

        3.     Each Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Company and/or any of its Subsidiaries, to the security interests granted by the Company and/or any of its Subsidiaries to the Senior Lender in respect of the Senior Liabilities.

        4.     In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be paid in full before any Subordinated Lender shall be entitled to receive and to retain any payment or distribution in respect of any Junior Liability.

        5.     Each Subordinated Lender will mark his books and records so as to clearly indicate that their respective Junior Liabilities are subordinated in accordance with the terms of this Agreement. Each Subordinated Lender will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time request to carry out the intent of this Agreement.

        6.     Each Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

        7.     No Subordinated Lender will without the prior written consent of the Senior Lender: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company and/or any of its Subsidiaries.

        8.     The Senior Lender may, from time to time, at its sole discretion and without notice to any Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

        9.     The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

        10.   The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of any Subordinated Lender, or any noncompliance of any Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of any Subordinated Lender under this Agreement.

        11.   No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right

2

or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of any Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of any Subordinated Lender under this Agreement.

        12.   This Agreement shall be binding upon each Subordinated Lender and upon the heirs, legal representatives, successors and assigns of each Subordinated Lender and the successors and assigns of any Subordinated Lender.

        13.   This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[signature page follows]

3

        IN WITNESS WHEREOF, this Agreement has been made and delivered this 1st day of April, 2006.

DEJA PLUS HIGH YIELD INCOME FUND LLC
		By:	/s/ DAVID FOX
		Name:	DAVID FOX
		Title:	MANAGER
LAURUS MASTER FUND, LTD.
		By:	/s/ DAVID GRIN
		Name:	David Grin
		Title:	Director
Acknowledged and Agreed to by:
DEJA FOODS, INC.
By:	/s/ DAVID FOX
Name:	DAVID FOX
Title:	CEO

4

FORM OF SUBORDINATION AGREEMENT

        This Subordination Agreement (this "Agreement") is entered into as of the 1st day of April, 2006, by and among [Name],              corporation ("            ") and [Name2], a                        corporation ("            " and, together with Myron D. Stoltzfus, Sr., the "Subordinated Lenders" and each, a "Subordinated Lender"), and Laurus Master Fund, Ltd. (the "Senior Lender"). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in [the Securities Purchase Agreement] [and] [the Security Agreement (as applicable)] referred to below.

BACKGROUND

        WHEREAS, it is a condition to the Senior Lender's making an investment in [Newco], a [Delaware] corporation (the "Company") pursuant to, and in accordance with, [(i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement") and (ii) the Related Agreements referred to in the Securities Purchase Agreement,] [(i)][(iii)] that certain Security Agreement dated as of the date hereof by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "Security Agreement") and [(ii)][(iv)] the Ancillary Agreements referred to in the Security Agreement.]

        WHEREAS, the Subordinated Lenders have made loans to the Company.

        NOW, THEREFORE, each Subordinated Lender and the Senior Lender agree as follows:

TERMS

        1.     All obligations of each the Company and/or any of its Subsidiaries to the Senior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as "Senior Liabilities". Any and all loans made by the Subordinated Lenders to the Company and/or any of its Subsidiaries, together with all other obligations of the Company and/or any of its Subsidiaries to any Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as "Junior Liabilities". It is expressly understood and agreed that the term "Senior Liabilities", as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of the Senior Lender, as against the Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

        2.     Except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities. Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability. [Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company and its Subsidiaries may make regularly scheduled principal and interest payments, as the case may be, to the Subordinated Lenders with respect to the Junior Liabilities, so long as (i) no Event of Default [(as defined in the Note)] has occurred and is continuing at the time of any such payment and (ii) the amount of such regularly scheduled principal payments and the rate of interest, in each case, with respect to the Junior Liabilities is not increased from that in effect on the date hereof.]

        3.     Each Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Company and/or any of its Subsidiaries, to the security interests granted by the Company and/or any of its Subsidiaries to the Senior Lender in respect of the Senior Liabilities.

        4.     In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be paid in full before any Subordinated Lender shall be entitled to receive and to retain any payment or distribution in respect of any Junior Liability.

        5.     Each Subordinated Lender will mark his books and records so as to clearly indicate that their respective Junior Liabilities are subordinated in accordance with the terms of this Agreement. Each Subordinated Lender will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time request to carry out the intent of this Agreement.

        6.     Each Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

        7.     No Subordinated Lender will without the prior written consent of the Senior Lender: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company and/or any of its Subsidiaries.

        8.     The Senior Lender may, from time to time, at its sole discretion and without notice to any Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

        9.     The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

        10.   The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of any Subordinated Lender, or any noncompliance of any Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or

2

with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of any Subordinated Lender under this Agreement.

        11.   No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of any Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of any Subordinated Lender under this Agreement.

        12.   This Agreement shall be binding upon each Subordinated Lender and upon the heirs, legal representatives, successors and assigns of each Subordinated Lender and the successors and assigns of any Subordinated Lender.

        13.   This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[signature page follows]

3

        IN WITNESS WHEREOF, this Agreement has been made and delivered this 1st day of April, 2006.

		By:	/s/ MYRON D. STOLTZFUS, SR.
		Name:	Myron D. Stoltzfus, Sr.
		Title:	Individual
By:
Name:
Title:
LAURUS MASTER FUND, LTD.
		By:	/s/ DAVID GRIN
		Name:	David Grin
		Title:	Director
Acknowledged and Agreed to by:
DEJA FOODS, INC.
By:	/s/ DAVID L. FOX
Name:	David L. Fox
Title:	CEO

4

QuickLinks

  Exhibit 10.19
SECURITY AGREEMENT
WARRANT CERTIFICATE
ASSIGNMENT FORM (To be executed by the registered Holder to effect a transfer of the within Warrant)
SUBSCRIPTION FORM (To be executed by the Registered Holder to exercise the rights to purchase Common Stock evidenced by the within Warrant)
Schedule A to Exhibit A
ARTICLE I CONTRACT RATE
ARTICLE II EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS
ARTICLE III MISCELLANEOUS